                                                                    Exhibit 10.1

                                                                  EXECUTION COPY
================================================================================
                                                     Published CUSIP Number:____

                                CREDIT AGREEMENT

                          Dated as of January 10, 2005

                                      among

                          CRICKET COMMUNICATIONS, INC.,
                                as the Borrower,

                       LEAP WIRELESS INTERNATIONAL, INC.,
                                  as Holdings,

                             BANK OF AMERICA, N.A.,
                    as Administrative Agent and L/C Issuer,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                      and
                           CREDIT SUISSE FIRST BOSTON
                            as Documentation Agents,

                                       and

                         The Other Lenders Party Hereto

                       BANC OF AMERICA SECURITIES LLC and
                      GOLDMAN SACHS CREDIT PARTNERS L.P.,

                             as Joint Lead Arrangers

                                       and
                        BANC OF AMERICA SECURITIES LLC,
       GOLDMAN SACHS CREDIT PARTNERS L.P. and CREDIT SUISSE FIRST BOSTON,

                             as Joint Book Managers

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                          Page
-------                                                                                                          ----
                                    Article I
                        DEFINITIONS AND ACCOUNTING TERMS
1.01     Defined Terms.........................................................................................    1
1.02     Other Interpretive Provisions.........................................................................   31
1.03     Accounting Terms......................................................................................   32
1.04     Rounding..............................................................................................   32
1.05     Times of Day..........................................................................................   32
1.06     Letter of Credit Amounts..............................................................................   32
1.07     Currency Equivalents Generally........................................................................   32

                                   Article II
                     THE COMMITMENTS and Credit Extensions

2.01     The Loans.............................................................................................   33
2.02     Borrowings, Conversions and Continuations of Loans....................................................   33
2.03     Letters of Credit.....................................................................................   35
2.04     Prepayments...........................................................................................   42
2.05     Termination or Reduction of Commitments...............................................................   46
2.06     Repayment of Loans....................................................................................   48
2.07     Interest..............................................................................................   48
2.08     Fees..................................................................................................   49
2.09     Computation of Interest and Fees......................................................................   50
2.10     Evidence of Debt......................................................................................   50
2.11     Payments Generally; Administrative Agent's Clawback...................................................   51
2.12     Sharing of Payments by Lenders........................................................................   53
2.13     Increase in Commitments...............................................................................   53

                                   Article III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.................................................................................................   55
3.02     Illegality............................................................................................   57
3.03     Inability to Determine Rates..........................................................................   58
3.04     Increased Costs; Reserves on Eurodollar Rate Loans....................................................   58
3.05     Compensation for Losses...............................................................................   60
3.06     Mitigation Obligations; Replacement of Lenders........................................................   60
3.07     Survival..............................................................................................   61

                                   Article IV
                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension................................................................   61
4.02     Conditions to all Credit Extensions...................................................................   66

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
5.01     Existence, Qualification and Power; Compliance with Laws..............................................   67
5.02     Authorization; No Contravention.......................................................................   67
5.03     Governmental Authorization; Other Consents............................................................   67
5.04     Binding Effect........................................................................................   68
5.05     Financial Statements; No Material Adverse Effect......................................................   68
5.06     Litigation............................................................................................   69
5.07     No Default............................................................................................   69
5.08     Ownership of Property; Liens; Investments.............................................................   69
5.09     Environmental Compliance..............................................................................   70
5.10     Insurance.............................................................................................   70
5.11     Taxes.................................................................................................   70
5.12     ERISA Compliance......................................................................................   70
5.13     Subsidiaries; Equity Interests; Loan Parties..........................................................   71
5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act........................   71
5.15     Disclosure............................................................................................   71
5.16     Compliance with Laws..................................................................................   72
5.17     Intellectual Property; Licenses, Etc. ................................................................   72
5.18     Solvency..............................................................................................   72

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

6.01     Financial Statements..................................................................................   73
6.02     Certificates; Other Information.......................................................................   74
6.03     Notices...............................................................................................   76
6.04     Payment of Obligations................................................................................   77
6.05     Preservation of Existence, Etc. ......................................................................   77
6.06     Maintenance of Properties.............................................................................   77
6.07     Maintenance of Insurance..............................................................................   77
6.08     Compliance with Laws..................................................................................   77
6.09     Books and Records.....................................................................................   77
6.10     Inspection Rights.....................................................................................   78
6.11     Use of Proceeds.......................................................................................   78
6.12     Covenant to Guarantee Obligations and Give Security...................................................   78
6.13     Compliance with Environmental Laws....................................................................   81
6.14     Provision and Preparation of Environmental Reports....................................................   81
6.15     Further Assurances....................................................................................   82
6.16     Compliance with Terms of Leaseholds...................................................................   82
6.17     Interest Rate Hedging.................................................................................   82
6.18     Lien Searches.........................................................................................   82
6.19     Cash Collateral Accounts..............................................................................   83
6.20     Material Contracts....................................................................................   83
6.21     Existing Notes........................................................................................   83
6.22     Designated Entities and Disqualified Subsidiaries Separateness........................................   83

6.23     Holding Company.......................................................................................   85

                                   ARTICLE VII
                               NEGATIVE COVENANTS

7.01     Liens.................................................................................................   85
7.02     Indebtedness..........................................................................................   87
7.03     Investments...........................................................................................   90
7.04     Fundamental Changes...................................................................................   94
7.05     Dispositions..........................................................................................   94
7.06     Restricted Payments...................................................................................   96
7.07     Change in Nature of Business..........................................................................   97
7.08     Transactions with Affiliates..........................................................................   97
7.09     Burdensome Agreements.................................................................................   97
7.10     Financial Covenants...................................................................................   98
7.11     Use of Proceeds.......................................................................................   98
7.12     Amendments of Organization Documents..................................................................   98
7.13     Accounting Changes....................................................................................   98
7.14     Prepayments, Etc., of Indebtedness....................................................................   98
7.15     Partnerships, Etc. ...................................................................................   99
7.16     Speculative Transactions..............................................................................   99
7.17     Formation of Subsidiaries.............................................................................   99

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default.....................................................................................  99
8.02     Remedies upon Event of Default........................................................................  101
8.03     Application of Funds..................................................................................  102

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

9.01     Appointment and Authority.............................................................................  103
9.02     Rights as a Lender....................................................................................  104
9.03     Exculpatory Provisions................................................................................  104
9.04     Reliance by Administrative Agent......................................................................  105
9.05     Delegation of Duties..................................................................................  105
9.06     Resignation of Administrative Agent...................................................................  105
9.07     Non-Reliance on Administrative Agent and Other Lenders................................................  106
9.08     No Other Duties, Etc. ................................................................................  106
9.09     Administrative Agent May File Proofs of Claim.........................................................  107
9.10     Collateral and Guaranty Matters.......................................................................  107

                                    ARTICLE X
                                  MISCELLANEOUS

10.01    Amendments, Etc.......................................................................................  108

10.02    Notices and Other Communications; Facsimile Copies....................................................  110
10.03    No Waiver; Cumulative Remedies........................................................................  111
10.04    Expenses; Indemnity; Damage Waiver....................................................................  111
10.05    Payments Set Aside....................................................................................  113
10.06    Successors and Assigns................................................................................  113
10.07    Treatment of Certain Information; Confidentiality.....................................................  117
10.08    Right of Setoff.......................................................................................  118

10.09    Interest Rate Limitation..............................................................................  119
10.10    Counterparts; Integration; Effectiveness..............................................................  119
10.11    Survival of Representations and Warranties............................................................  119
10.12    Severability..........................................................................................  120
10.13    Replacement of Lenders................................................................................  120
10.14    Governing Law; Jurisdiction; Etc. ....................................................................  121
10.15    Waiver of Jury Trial..................................................................................  122
10.16    USA PATRIOT Act Notice................................................................................  122

SIGNATURES.....................................................................................................  S-1

SCHEDULES

    I             Guarantors
    2.01          Commitments and Applicable Percentages
    5.05          Supplement to Interim Financial Statements
    5.06          Disclosed Litigation
    5.08(b)       Existing Liens
    5.08(c)       Owned Real Property
    5.08(d)       Existing Investments
    5.11          Certain Tax Information
    5.13          Subsidiaries and Other Equity Investments; Loan Parties
    5.17          Intellectual Property Matters
    6.12          Guarantors
    10.02         Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

    Form of

    A             Committed Loan Notice
    C-1           Term Note
    C-2           Revolving Credit Note
    D             Compliance Certificate
    E             Assignment and Assumption
    F-1           Parent Guaranty
    F-2           Subsidiary Guaranty
    G             Security Agreement
    I             Intellectual Property Security Agreement
    K-1           Opinion Matters - Counsel to Loan Parties
    K-2           Opinion Matters - Local Counsel to Loan Parties

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT ("AGREEMENT") is entered into as of January 10, 2005, among CRICKET COMMUNICATIONS, INC., a Delaware corporation (the "BORROWER"), LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("HOLDINGS"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

            Pursuant to an order dated October 22, 2003 (the "CONFIRMATION ORDER"), the United States Bankruptcy Court for the Southern District of California (the "BANKRUPTCY COURT") confirmed the Fifth Amended Joint Plan of Reorganization of Holdings and its subsidiaries dated July 30, 2003 (the "PLAN OF REORGANIZATION"). Pursuant to the Plan of Reorganization, (i) Holdings became the direct parent of the Borrower, (ii) approximately $77,000,000 of indebtedness, which has since be repaid in part leaving an outstanding balance of approximately $41,000,000 (including accrued interest) (the "FCC INDEBTEDNESS") owed to the Federal Communications Commission (the "FCC") by certain Subsidiaries of Holdings was reinstated as an obligation of such Subsidiaries and such Subsidiaries were reorganized into Subsidiaries of the Borrower and (iii) $350,000,000 in aggregate principal amount of 13% Senior Secured Pay-in-Kind Notes of the Borrower (the "EXISTING NOTES") was issued to the holders of certain claims against Holdings, the Borrower and its Subsidiaries.

            The Borrower desires to discharge the indenture under which the Existing Notes were issued, to redeem the Existing Notes in accordance with the terms of such Indenture and to pay all interest and premium associated with such redemption (collectively, the "NOTES DISCHARGE") and to repay the outstanding FCC Indebtedness (the "FCC REPAYMENT"). In addition the Borrower desires to obtain financing for ongoing working capital, acquisitions and general corporate purposes of Holdings and its Subsidiaries (as hereinafter defined).

            The Borrower has requested that the Lenders provide a revolving credit facility and a term loan B facility, and the Lenders have indicated their willingness to lend and their willingness for the L/C Issuers to issue Letters of Credit, and the L/C Issuers have indicated their willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

            In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

            "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor or replacement administrative agent.

                          Project Jump Credit Agreement

            "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

            "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "AGENTS" means, collectively, the Administrative Agent and the Documentation Agents.

            "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

            "AGGREGATE CREDIT EXPOSURES" means, at any time, in respect of (i) the Term B Facility, the aggregate amount of the Term B Loans outstanding at such time and (ii) the Revolving Credit Facility, the sum of (x) the unused portion of the Revolving Credit Facility at such time and (y) the Total Revolving Credit Outstandings at such time.

            "AGREEMENT" means this Credit Agreement and the Schedules and Exhibits hereto.

            "AGREEMENT VALUE" means, with respect to each Swap Contract on any date of determination, an amount equal to the greater of:

            (a) (i) in the case of any Swap Contract documented pursuant to the ISDA Master Agreement, the amount, if any, that would be payable by any of the Loan Parties or any of their Subsidiaries to its counterparty to such Swap Contract, as if (A) such Swap Contract was being terminated early on such date of determination, (B) such Loan Party or such Subsidiary, as the case may be, was the sole Affected Party (as defined in the applicable Master Agreement) and (C) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (ii) in the case of a Swap Contract traded on an exchange, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or the Subsidiary of a Loan Party party to such Swap Contract (determined by the Administrative Agent based on the settlement price of such Swap Contract on such date); or

            (b) in all other cases, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or the Subsidiary of a Loan Party party to such Swap Contract (determined by the Administrative Agent based on the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or such Subsidiary of a Loan Party, as the case may be, exceeds
      (ii) the present value of the future cash flows to be received by such Loan Party or such Subsidiary of a Loan Party pursuant to such Swap Contract).

            "APPLICABLE FEE RATE" means (a) at any time that the sum of (x) the Total Outstandings in respect of the Revolving Credit Facility and (y) the aggregate amount of reductions of the Revolving Credit Commitments pursuant to Sections 2.05(a), (b) or (d) exceeds 50% of the aggregate amount of the Revolving Credit Commitments as of the Closing Date, 0.75% per annum and (b) at all other times, 1.00% per annum.

            "APPLICABLE PERCENTAGE" means (i) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (x) on or prior to the Closing Date, such Term B Lender's Term B Commitment at such time and (y) thereafter, the principal amount of such Term B Lender's Term B Loans at such time and (ii) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender's Revolving Credit Commitment at such time. If the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

            "APPLICABLE RATE" means (a) in respect of the Term B Facility, (i) 2.50% per annum for Eurodollar Rate Loans, and (ii) 1.50% per annum for Base Rate Loans, in each case as the same may be increased pursuant to Section 2.13(g), and (b) in respect of the Revolving Credit Facility, (x) until the date which is six months after the Closing Date, (i) 2.50% per annum for Eurodollar Rate Loans and (ii) 1.50% per annum for Base Rate Loans, in each case as the same may be increased pursuant to Section 2.13(g), and (y) from and after the date which is six months after the Closing Date, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
Section 6.02(b), in each case as the same may be increased pursuant to Section 2.13(g):

                            Applicable Rate

                                            Eurodollar
                                              Rate +
Pricing             Consolidated            Letters of
 Level             Leverage Ratio             Credit       Base Rate
-------     ---------------------------     ----------     ---------
  1                 <2.00:1                   2.25%          1.25%
  2          > or = 2.00:1 but <3.00:1        2.50%          1.50%
  3          > or = 3.00:1 but <4.00:1        2.75%          1.75%
  4          > or = 4.00:1 but <5.00:1        3.00%          2.00%
  5             > or = 5.00:1                 3.25%          2.25%

            Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery of a Compliance Certificate. The "Applicable Rate" in respect of any Incremental Facility shall be as agreed by the Borrower and the Lenders having Commitments under such Incremental Facility, subject to Section 2.13(g).

            "APPLICABLE REVOLVING CREDIT PERCENTAGE" means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

            "APPROPRIATE LENDER" means, at any time, (a) with respect to the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

            "APPROVED FUND" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ARRANGEMENT FEE LETTER" means the letter agreement, dated November 5, 2004, among Holdings, the Borrower, the Joint Lead Arrangers and the Joint Book Managers.

            "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

            "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

            "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

            "AVAILABILITY PERIOD" means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.05, and (iii) the date of termination in whole of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to
Section 8.02.

            "BANK OF AMERICA" means Bank of America, N.A. and its successors.

            "BAS" means Banc of America Securities LLC and its successors.

            "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

            "BORROWER" has the meaning specified in the introductory paragraph hereto.

            "BORROWING" means a Revolving Credit Borrowing or a Term B Borrowing, as the context may require.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

            "CAPITAL EXPENDITURES" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (which shall be deemed not to include any FCC License) (excluding normal replacements and maintenance which are properly charged to current operations).

            "CAPITALIZED LEASES" means all leases that, in accordance with GAAP, are required to be classified and accounted for as capitalized leases on a balance sheet of a Person.

            "CASH COLLATERAL ACCOUNT" means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America (or another commercial bank selected in compliance with Section 6.19) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

            "CASH COLLATERALIZE" has the meaning specified in Section 2.03(g).

            "CASH DISTRIBUTIONS" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding

Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

            "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by Holdings or any of its Subsidiaries:

            (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof;

            (b) time deposits or demand deposits with, or insured certificates of deposit or bankers' acceptances maturing within one year of the date of acquisition thereof issued or placed with, or money market deposit accounts issued or offered by, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000;

            (c) commercial paper outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

            (d) securities with maturities of not more than one year from the date of acquisition thereof issued or fully guaranteed by any state, territory or municipality of the Untied States of America or by any political subdivision, taxing authority, agency or instrumentality thereof and rated at least A by S&P or A by Moody's;

            (e) insured demand deposits made in the ordinary course of business and consistent with Holdings' or its Subsidiaries' customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

            (f) repurchase obligations with a term of not more than 90 days for, and secured by, underlying securities of the types described in clauses (a) through (c) of this definition entered into with a bank meeting the qualifications described in clause (b) of this definition; and

            (g) Investments, classified in accordance with GAAP as Current Assets of Holdings or any of its Subsidiaries, in money market mutual funds or investment programs registered under the Investment Company Act of 1940, the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a) through (f) of this definition.

            "CFC" means a "controlled foreign corporation" under Section 957 of the Code.

            "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

            "CHANGE OF CONTROL" means, an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), to the extent that such right is exercisable within 60 days after the date of determination), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower or Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) any Person or two or more Persons acting in concert shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of or control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of the Borrower or Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination) representing 35% or more of the combined voting power of such securities; or

            (d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower; or

            (e) a "change of control" or any comparable term under, and as defined in, the document governing any High Yield Debt shall have occurred.

            "CLOSING DATE" means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section
10.01 and the initial Credit Extension hereunder is made.

            "CODE" means the Internal Revenue Code of 1986 as amended.

            "COLLATERAL" means all of the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are purported under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

            "COLLATERAL AGENT" means Bank of America in its capacity as collateral agent under the Security Agreement or any successor or replacement collateral agent.

            "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "COMMITMENT" means a Term B Commitment or a Revolving Credit Commitment, as the context may require.

            "COMMITTED LOAN NOTICE" means a notice of (a) a Term B Borrowing,
(b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

            "CONSOLIDATED ADJUSTED EBITDA" means, for the twelve months ended September 30, 2004, for Holdings and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income tax expense of Holdings and its Subsidiaries for such period, (c) depreciation and amortization expense, (d) impairment of assets

(tangible and intangible) and related charges and (e) net reorganization expenses and charges incurred on or prior to September 30, 2004 in connection with the transactions contemplated by the Plan of Reorganization.

            "CONSOLIDATED ADJUSTED LEVERAGE RATIO" means the ratio of (a) Consolidated Funded Indebtedness as of the Closing Date to (b) Consolidated Adjusted EBITDA for the twelve months ended September 30, 2004.

            "CONSOLIDATED EBITDA" means, for any Measurement Period, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges for such period, (ii) all Federal, state, local and foreign income tax expense deducted in arriving at Consolidated Net Income, (iii) depreciation and amortization expense, (iv) non-cash impairment of assets (tangible and intangible) and related non-cash charges, (v) non-cash charges and expenses related to stock-based compensation awards made by Holdings and its Subsidiaries, (vi) net reorganization expenses and charges incurred on or prior to September 30, 2004 in connection with the transactions contemplated by the Plan of Reorganization and net non-cash reorganization expenses and charges incurred after September 30, 2004 (but in each case only to the extent not excluded from Consolidated Net Income), (vii) non-cash dividends or other distributions made with respect to Qualified Preferred Stock and (viii) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income (without duplication): (i) Federal, state, local and foreign income tax credits of Holdings and its Subsidiaries for such period,
(ii) all non-cash gains arising in relation to any FCC Licenses and (iii) all non-cash items increasing Consolidated Net Income for such period.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA less (ii) the aggregate amount of all Capital Expenditures (other than Capital Expenditures made in connection with acquisitions or acquisition-related build outs during the period until one year after commercial launch of the relevant project) to (b) the sum (without duplication) of (i) Consolidated Interest Charges paid or required to be paid in cash for such period, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions and all required prepayments, repurchases, redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding (A) any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, (B) any of the principal payments in respect of the Term B Loans scheduled to be made during the last year prior to the Maturity Date and (C) principal payments in respect of vendor or FCC debt made during August 2004 in connection with the transactions contemplated by the Plan of Reorganization, (iii) rentals payable in cash during such period under leases of real or personal, or mixed, property, to the extent not already deducted in calculating Consolidated Net Income, (iv) income taxes paid in cash and (v) the aggregate amount of all Cash Distributions of Holdings, in each case, other than with respect to clause (v), of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

            "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Indebtedness incurred for the purpose of purchasing, constructing or improving capital assets, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is non-recourse to Holdings or such Subsidiary; provided that Consolidated Funded Indebtedness shall not be deemed to include any obligations of Holdings or any of its Subsidiaries of any type described in Section 7.03(l).

            "CONSOLIDATED INTEREST CHARGES" means, for any Measurement Period, the sum (without duplication) of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for such period; provided, that for each of the first four Measurement Periods ending after the Closing Date, (x) for each fiscal quarter in such Measurement Period ending prior to the Closing Date, Consolidated Interest Charges of the type referred to in clause (a) above shall be calculated on a pro forma basis as though the Closing Date had occurred at the beginning of such Measurement Period, assuming that the Loans borrowed as of the Closing Date were Eurodollar Rate Loans and assuming that the LIBO Rate applicable thereto is equal to a rate designated by the Administrative Agent to the Borrower as of the Closing Date and (y) for each fiscal quarter in such Measurement Period ending after the Closing Date, Consolidated Interest Charges of the type referred to in clause
(a) above shall be the actual Consolidated Interest Charges of such type for such fiscal quarter.

            "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges paid in cash, in each case, of or by Holdings and its Subsidiaries for the most recently completed Measurement Period.

            "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the most recently completed Measurement Period.

            "CONSOLIDATED NET INCOME" means, at any date of determination, the net income of Holdings and its Subsidiaries (without giving effect to extraordinary gains, extraordinary losses or net reorganization items in connection with the transactions contemplated by the Plan of Reorganization) on a consolidated basis for the most recently completed Measurement Period.

            "CONSOLIDATED SENIOR SECURED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) senior secured Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the most recently completed Measurement Period.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

            "CREDIT EXTENSION" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

            "CSFB" means Credit Suisse First Boston, acting through one or more of its branches or affiliates.

            "CURRENT ASSETS" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

            "CURRENT LIABILITIES" means, with respect to any Person, all items that, in accordance with GAAP, would be classified as current liabilities on the balance sheet of a company conducting a business the same as or similar to that of such Person.

            "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

            "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

            "DEFAULT RATE" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
(ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2.0% per annum.

            "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term B Loans, Revolving Credit Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

            "DESIGNATED COMPETITOR" has the meaning specified in Section
10.06(a).

            "DESIGNATED ENTITY" means a Person eligible to participate in an FCC auction or auctions for FCC Licenses and/or purchase of FCC Licenses or spectrum in an after-market therefor, from time to time as a "Designated Entity," "Entrepreneur," "Small Business," or "Very Small Business," as those terms are defined under FCC rules and regulations from time to time; provided, however, that no such Person controlled by Holdings or any of its Subsidiaries shall be a Designated Entity.

            "DISCLOSED LITIGATION" has the meaning set forth in Section 5.06.

            "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

            "DISQUALIFIED SUBSIDIARY" means, at any time, a Subsidiary that was formerly a Designated Entity and that at such time has outstanding Indebtedness of the type referred to in Section 7.02(b)(F) (unless such Indebtedness is otherwise permitted pursuant to one or more other clauses of Section 7.02(b)), until such time as such Subsidiary has complied with the requirements of Section 6.12(a).

            "DOCUMENTATION AGENTS" means GSCP and CSFB in their capacities as documentation agents under any of the Loan Documents.

            "DOLLAR" and "$" mean lawful money of the United States.

            "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

            "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, each L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries (other than any Affiliate that is not Holdings or a Subsidiary of Holdings and becomes a Lender in connection with the primary syndication of the Facilities, or an Affiliate of such a Lender).

            "ENVIRONMENTAL ACTION" means any claim, action, suit, arbitration, inquiry, proceeding, investigation, demand, demand letter, lien, notice of non-compliance or violation, notice of liability or potential liability, consent order or consent agreement, by or with any Person, relating to any Environmental Law, Environmental Permit or Hazardous Material.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants or binding agreements, in each case issued, promulgated or entered into by a Governmental Authority, relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.

            "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUITY INTERESTS" means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and the rulings issued thereunder.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan under Section 4203 or 4205 of ERISA or notification that a Multiemployer Plan is in reorganization under Section 4241;
(d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

            "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                             LIBO Rate
            Eurodollar Rate  =  --------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

            Where,

            "LIBO RATE" means, for such Interest Period:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest

      Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

            "EURODOLLAR RATE LOAN" means a Revolving Credit Loan or a Term B Loan that bears interest at a rate based on the Eurodollar Rate.

            "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

            "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

            "EXCESS CASH FLOW" means, for any period, the sum (without duplication) of (a) Consolidated Net Income for such period, plus (b) an amount equal to the aggregate amount of all noncash charges (including depreciation and amortization) deducted in determining the Consolidated Net Income for such period, plus (c) an amount (whether positive or negative) equal to the change in consolidated Current Liabilities of Holdings and its Subsidiaries during such period, less (d) an amount equal to the aggregate amount of all noncash income, gains or credits included in determining the Consolidated Net Income for such period, less (e) an amount (whether positive or negative) equal to the change in consolidated Current Assets (excluding cash and Cash Equivalents) of Holdings and its Subsidiaries during such period, less (f) an amount equal to the aggregate amount of all Capital Expenditures by Holdings and its Subsidiaries during such period, less (g) an amount equal to the aggregate amount of all Required Principal Payments made by Holdings and its Subsidiaries during such period, and the aggregate principal amount of all optional prepayments made pursuant to Section 2.04(a) during such period (to the extent that each such optional prepayment in respect of the Revolving Credit Facility resulted in a corresponding permanent commitment reduction of the Revolving Credit Facility pursuant to Section 2.05 at the time of such prepayment), less (h) the aggregate amount of all mandatory prepayments made pursuant to Section 2.04(b)(ii) during such period with Net Cash Proceeds to the extent that such Net Cash Proceeds are included in determining Consolidated Net Income for such period, less (i) an amount equal to the aggregate amount of all Cash Distributions paid by Holdings during such period less (j) an amount equal to the aggregate amount of cash expenditures on Investments pursuant to Sections 7.03(k) and 7.03(l) and on FCC Licenses.

            "EXCLUDED SUBSIDIARIES" means, collectively, Orrengrove Investments Limited and Leap Wireless Mexico S.A. de C.V., each a Subsidiary of Holdings.

            "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes including interest, penalties and additions to tax imposed on or measured by its overall net income or net profits (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or any jurisdiction in which such recipient is otherwise engaged in a trade or business as a result of transactions unrelated to the Loan Documents (except to the extent such tax is imposed because of a connection between the Borrower, its agent or any affiliate and the jurisdiction imposing such a tax), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e).

            "EXISTING NOTES" has the meaning specified in the introductory paragraphs hereto.

            "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 2.04(b)(ii) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

            "FACILITY" means the Term B Facility, the Revolving Credit Facility or the Letter of Credit Sublimit, as the context may require.

            "FCC" has the meaning specified in the introductory paragraphs hereto.

            "FCC INDEBTEDNESS" has the meaning specified in the introductory paragraphs hereto.

            "FCC LICENSES" means broadband personal communications service licenses or other licenses for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued by the FCC from time to time.

            "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "FEE LETTERS" means collectively, (a) the Arrangement Fee Letter and
(b) the letter agreement, dated November 5, 2004, among Holdings, the Borrower and the Administrative Agent.

            "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "FRB" means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

            "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

            "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

            "GRANTING LENDER" has the meaning specified in Section 10.06(h).

            "GSCP" means Goldman Sachs Credit Partners L.P.

            "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY

OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee within the meaning of clause
(a) of this definition shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The amount of any Guarantee within the meaning of clause (b) of this definition shall be deemed to be an amount equal to the lesser of (x) the amount of the Indebtedness or other obligation secured by such Lien and (y) the value of the assets subject to such Lien. The term "GUARANTEE" as a verb has a corresponding meaning.

            "GUARANTORS" means, collectively, Holdings, the Subsidiaries of the Borrower listed on Schedule I and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to
Section 6.12.

            "GUARANTY" means, collectively, (a) the Parent Guaranty made by Holdings in favor of the Secured Parties, in substantially the form of Exhibit F-1, and (b) the Subsidiary Guaranty made by the Guarantors (other than Holdings) in favor of the Secured Parties, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

            "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "HEDGE BANK" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.

            "HIGH YIELD DEBT" means unsecured debt securities of the Borrower or Holdings issued pursuant to a registered public offering or a private placement for resale under Rule 144A or Regulation S under the Securities Act of 1933, as amended.

            "HIGH YIELD ISSUANCE DATE" means first the date on which the Borrower shall have issued any High Yield Debt for cash.

            "HOLDINGS" has the meaning specified in the introductory paragraphs hereto.

            "INCREMENTAL FACILITY" has the meaning specified in Section 2.13(d).

            "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c)   net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 180 days after the date on which the invoice in respect of such trade payable was received);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided, that if recourse to such Person for such indebtedness is limited to the property or assets subject to such Lien, then such indebtedness shall constitute Indebtedness of such Person solely to the extent of the lower of (i) the amount of the indebtedness secured by such Lien and (ii) the value of the property and assets subject to such Lien);

            (f)   all Attributable Indebtedness;

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of (i) any Equity Interest in such Person or any other Person or (ii) any warrant, right or option to acquire such Equity Interest, excluding in each case any such obligations to the extent that such obligations by their terms permit satisfaction in common Equity Interests or Qualified Preferred Stock (or any combination thereof) of Holdings, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

            (h) all Guarantees of such Person in respect of any of the foregoing.

            For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. From and after the occurrence of the discharge of the indenture under which the Existing Notes were issued, the principal amount of the Existing Notes and the accrued interest in respect thereof shall not constitute "Indebtedness" hereunder.

            "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

            "INDEMNITEES" has the meaning specified in Section 10.04(b).

            "INFORMATION MEMORANDUM" means the information memorandum dated November, 2004 used by the Joint Lead Arrangers in connection with the syndication of the Commitments, as supplemented or updated prior to the date hereof by or with the consent of the Joint Lead Arrangers.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in Section 4.01(a)(iv).

            "INTEREST PAYMENT DATE" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

            "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

            "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person and any and all

Guarantees of a Designated Entity or assumptions of debt of a Designated Entity, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

            "IP RIGHTS" has the meaning specified in Section 5.17.

            "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in
Section 14(f) of the Security Agreement.

            "IRS" means the United States Internal Revenue Service.

            "ISDA MASTER AGREEMENT" means the Master Agreement
(Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

            "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

            "ISSUER DOCUMENTS" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

            "JOINT BOOK MANAGERS" means, collectively, BAS, GSCP and CSFB in their capacities as Joint Book Managers for the Facilities.

            "JOINT LEAD ARRANGERS" means, collectively, BAS and GSCP in their capacities as Joint Lead Arrangers for the Facilities.

            "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority, in each case having the force of law.

            "L/C ADVANCE" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

            "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

            "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof, or the increase of the amount thereof.

            "L/C ISSUER" means Bank of America or another Lender acceptable to the Administrative Agent and the Borrower, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

            "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

            "LENDER" has the meaning specified in the introductory paragraph hereto.

            "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

            "LETTER OF CREDIT" means any standby letter of credit issued hereunder.

            "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

            "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

            "LETTER OF CREDIT FEE" has the meaning specified in Section 2.03(i).

            "LETTER OF CREDIT SUBLIMIT" means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

            "LIBO RATE" has the meaning set forth in the definition of Eurodollar Rate.

            "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

            "LOAN" means an extension of credit by a Lender to the Borrower under Article II in the form of a Term B Loan or a Revolving Credit Loan.

            "LOAN DOCUMENTS" means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letters and (vi) each Issuer Document and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Issuer Document, (vi) the Fee Letters and (vii) each Secured Hedge Agreement.

            "LOAN PARTIES" means, collectively, the Borrower and each Guarantor.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole; (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents; (c) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

            "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party for which breach could reasonably be expected to have a Material Adverse Effect.

            "MATURITY DATE" means (a) with respect to the Revolving Credit Facility, the earlier of (i) January 10, 2010 and (ii) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section 2.05 or 8.02, and (b) with respect to the Term B Facility, the earlier of (i) January 10, 2011 and (ii) the date of termination in whole of the Term B Commitments pursuant to Section 2.05 or 8.02.

            "MAXIMUM RATE" has the meaning specified in Section 10.09.

            "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of Holdings ending on or prior to such date.

            "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

            "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

            "NET CASH PROCEEDS" means:

            (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries (other than a Disqualified Subsidiary), or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries (other than a Disqualified Subsidiary), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), together with any premium or penalty and interest payable with respect thereto, (B) the reasonable and customary out-of-pocket fees and expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including without limitation legal, title and transfer and recording tax expenses, commissions, and any expenses incurred in preparing the relevant property for sale) (C) income taxes paid or reasonably estimated to be actually payable within two years of the date of the receipt of such proceeds as a result of any gain recognized in connection therewith and
      (D) the aggregate amount of reserves taken by Holdings or any of its Subsidiaries in accordance with GAAP against indemnification obligations incurred in connection with such Disposition; and

            (b) with respect to the sale or issuance of any Equity Interest by Holdings or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by Holdings or any of its Subsidiaries, in each case other than to a Loan Party the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket fees and expenses, incurred by Holdings or such Subsidiary in connection therewith.

            "NON-FINANCIAL ENTITY" has the meaning specified in Section
10.06(a).

            "NOTE" means a Term B Note or a Revolving Credit Note, as the context may require.

            "NOTES DISCHARGE" has the meaning specified in the introductory paragraphs hereto.

            "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue under the terms of the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

            "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "OUTSTANDING AMOUNT" means (i) with respect to Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term B Loans and Revolving Credit Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

            "PARTICIPANT" has the meaning specified in Section 10.06(d).

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

            "PERMITTED ACQUISITION" has the meaning specified in Section
7.03(k).

            "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

            "PLAN OF REORGANIZATION" has the meaning specified in the introductory paragraphs hereto.

            "PLEDGED DEBT" has the meaning specified in Section 1(d)(iv) of the Security Agreement.

            "PLEDGED EQUITY" has the meaning specified in Section 1(d)(iii) of the Security Agreement.

            "PREPAYMENT MAXIMUM SENIOR SECURED LEVERAGE RATIO" means (a) at any time prior to the High Yield Issuance Date, 3.50:1.00 and (b) at any time from and after the High Yield Issuance Date, a ratio 25 bps lower than the maximum Consolidated Senior Secured Leverage Ratio then permitted pursuant to Section 7.10(c).

            "QUALIFIED PREFERRED STOCK" means preferred stock of Holdings that
(a) has no mandatory redemption feature exercisable on a date earlier than 180 days after the Maturity Date, (b) has no requirements for the payment of dividends or other distributions in cash on a date earlier than 180 days after the Maturity Date and (c) contains covenants, if any, no more restrictive than those customarily found in a high-yield debt offering.

            "REDUCTION AMOUNT" has the meaning set forth in Section 2.04(b)(ix).

            "REGISTER" has the meaning specified in Section 10.06(c).

            "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

            "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

            "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

            "REQUIRED PRINCIPAL PAYMENTS" means, with respect to any Person for any period, the sum of all regularly scheduled principal payments or redemptions of outstanding funded debt made during such period.

            "REQUIRED REVOLVING LENDERS" means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total

Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

            "RESPONSIBLE OFFICER" means any of the chief executive officer, president, chief financial officer, chief operations officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

            "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person's stockholders, partners or members (or the equivalent of any thereof), or on account of any option, warrant or other right to acquire any such dividend or other distribution or payment.

            "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

            "REVOLVING CREDIT COMMITMENT" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time, as the same may be increased in accordance with Section 2.13.

            "REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

            "REVOLVING CREDIT LOAN" has the meaning specified in Section
2.01(b).

            "REVOLVING CREDIT NOTE" means a promissory note made by the Borrower payable to the order of any Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, in substantially the form of Exhibit C-2.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "SECURED HEDGE AGREEMENT" means any interest rate Swap Contract required or permitted under Article VI or VII that is entered into by and between the Borrower and any Hedge Bank.

            "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

            "SECURED PARTIES" means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

            "SECURITY AGREEMENT" has the meaning specified in Section 4.01(a)(iii).

            "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in Section 22(b) of the Security Agreement.

            "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SPC" has the meaning specified in Section 10.06(h).

            "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other ownership interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. All references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings (unless otherwise specified), but shall exclude (x) the Excluded Subsidiaries and (y) until such time as Holdings beneficially owns, directly or indirectly, shares of securities or other ownership interests having the power to elect a majority of the directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) of a Designated Entity, such Designated Entity.

            "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

            "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

            "SYNTHETIC DEBT" means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of "Indebtedness" or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

            "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

            "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

            "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a).

            "TERM B COMMITMENT" means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term B Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "TERM B FACILITY" means, at any time, (i) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (ii) thereafter the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time, as the same may be increased in accordance with Section 2.13.

            "TERM B LENDER" means, at any time, (i) on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (ii) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

            "TERM B LOAN" means an advance made by any Term B Lender under the Term B Facility.

            "TERM B NOTE" means a promissory note made by the Borrower in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender in substantially the form of Exhibit C-1 hereto.

            "THRESHOLD AMOUNT" means $10,000,000.

            "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

            "TOTAL REVOLVING CREDIT OUTSTANDINGS" means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

            "TRANSACTION" means, collectively, (a) the Notes Discharge, (b) the repayment of the FCC Indebtedness, (c) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

            "TYPE" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

            "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, as determined using the most recent actuarial value of the Plan prepared in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "UNITED STATES" and "U.S." mean the United States of America.

            "UNREIMBURSED AMOUNT" has the meaning specified in Section
2.03(c)(i).

            "U.S. LOAN PARTY" means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.

            1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) the words "knowledge" or "knows," when used with respect to any Loan Party, means (A) the actual knowledge of a Responsible Officer of such Loan Party and (B) knowledge that would be obtained by a Responsible Officer of such Loan Party exercising customary diligence,
      (viii) the words "in all material respects" or words of similar import when used herein with respect to the truth or correctness of representations and warranties mean, with respect to any representation that is by its terms qualified as to materiality, in all respects, and with respect to any representation that is by its terms not qualified as to materiality, in all material respects and (ix) the components of the definition of "Solvent" and "Solvency" set forth herein shall be construed in accordance with applicable state fraudulent conveyance laws and with
      Section 548 of the Bankruptcy Code of the United States.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

            1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

            1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

            1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

            1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Bank of America in New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

            2.01 The Loans. (a) The Term B Borrowings. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan to the Borrower on the Closing Date or, in the case of any Incremental Facility consisting of Term B Commitments, the Increase Effective Date in respect of such Incremental Facility, in each case in an amount not to exceed such Term B Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

            (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "REVOLVING CREDIT LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Credit Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

            2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term B Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term B Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business

Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term B Loans or Revolving Credit Loans are to be converted, and (v) with respect to Eurodollar Rate Loans, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term B Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

            (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term B Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term B Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing first shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

            (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

            (e) After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of the Term B Facility.

After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Revolving Credit Facility.

            (f) Anything in this Section 2.02 to the contrary notwithstanding, the Borrower may not select (i) Eurodollar Rate for the initial Credit Extension hereunder and (ii) Interest Periods for Eurodollar Rate Loans that have a duration of more than one month during the period from the date hereof to the 60th day after the date hereof (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrower and the Lenders).

            2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time shall not exceed such Lender's Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii)  No L/C Issuer shall issue any Letter of Credit if:

            (A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or

            (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

            (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

            (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any guideline, directed duty, request or directive (whether or not having the force of law) from or agreement with any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

            (B) the issuance of such Letter of Credit would violate any Laws or guideline, directed duty or request of or agreement with any Governmental Authority (whether or not having the force of law) or one or more policies of such L/C Issuer;

            (C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

            (D) such Letter of Credit is to be denominated in a currency other than Dollars;

            (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

            (F) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate such L/C Issuer's risk with respect to such Lender.

            (iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

            (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (vi) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

            (b)   Procedures for Issuance and Amendment of Letters of Credit.
(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder;
(F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business
Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

            (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender's Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

            (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

            (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent of the date and amount thereof. Not later than 12:00 p.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Revolving Credit Lender's Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii)  Each Revolving Credit Lender shall upon any notice pursuant to
Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

            (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse any L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in
Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

            (d) Repayment of Participations. (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

            In no event shall the foregoing be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such L/C Issuer. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable;
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            (g)   Cash Collateral. Upon the request of the Administrative Agent,
(i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 8.02(c). "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and each L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of each L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account. If, at any time that the Borrower is under an obligation hereunder to Cash Collateralize the aggregate Outstanding Amount of L/C Obligations, the Administrative Agent reasonably determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, then the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as

Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuers or the Revolving Credit Lenders, as applicable.

            (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

            (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "LETTER OF CREDIT FEE") for each Letter of Credit equal to the Applicable Rate in respect of Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists and is continuing, all Letter of Credit Fees shall accrue at the Default Rate.

            (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at a rate per annum equal to 0.25%, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

            (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

            2.04 Prepayments. (a) Optional. The Borrower may, upon notice to the Administrative Agent (which may be given by telephone if confirmed promptly thereafter in writing), at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the relevant Facility. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each prepayment of the outstanding Term B pursuant to this Section 2.04(a) shall be applied to the principal repayment installments thereof on a pro rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. In the event that the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to the Term B Facility and to the principal repayment installments thereof on a pro rata basis, and second to the Revolving Credit Loans outstanding at such time on a pro rata basis. In the event that the Borrower fails to specify the Type of Loan to which such prepayment shall be applied, prepayment shall be applied first to repay outstanding Base Rate Loans to the fullest extent thereof, and second to repay outstanding Eurodollar Rate Loans, each in a manner which minimizes to the extent possible any amounts payable by the Borrower under Section 3.05.

            (b) Mandatory. (i) Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the delivery of financial statements for the Fiscal Year ended December 31, 2006) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), if the Consolidated Senior Secured Leverage Ratio for the most recently ended Fiscal Year is not lower than the Prepayment Maximum Senior Secured Leverage Ratio, then the Borrower shall prepay an aggregate principal amount of Loans equal to 50% (or such lesser portion as shall be sufficient to reduce the Consolidated Senior Secured Leverage Ratio to the Prepayment Maximum Senior Secured Leverage Ratio) of Excess Cash Flow for the fiscal year covered by such financial statements.

            (ii) If Holdings or any of its Subsidiaries (other than any of the Excluded Subsidiaries or any Disqualified Subsidiary) Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (f), (g), (h) or (i)(x) (but only (1) with respect to Section 7.05(h), to the extent that Net Cash Proceeds received under such Section 7.05(h) do not exceed $2,000,000 in any Fiscal Year and (2) with respect to Section 7.05(c), to the extent of Net Cash Proceeds from (x) subleases, (y) leases of cellsite towers and (z) other leases that do not exceed in the aggregate for this clause (z) $1,000,000 in any fiscal year)) which in the aggregate results in the realization by any Loan Party or such Subsidiary of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within two Business Days after receipt thereof by any Loan Party or such Subsidiary; provided, however, that, with respect to any Net Cash Proceeds realized (x) under a Disposition described in this
Section 2.04(b)(ii) (other than Net Cash Proceeds in excess of $20,000,000 realized under a disposition permitted under Section 7.05(j)) or (y) proceeds of insurance and condemnation awards described in Section 2.04(b)(v), at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent within two (2) Business Days after the date of such Disposition or the receipt of such insurance proceeds or condemnation awards), and so long as no Event of Default shall have occurred and be continuing, the Borrower may:

            (A) retain all or any portion of such Net Cash Proceeds for reinvestment in operating assets (including, without limitation, FCC Licenses) so long as within twelve (12) months following receipt of such Net Cash Proceeds, (1) a definitive agreement for the purchase of such assets with such proceeds shall have been entered into or, if such proposed replacement asset is an FCC License to be acquired through an FCC auction, Holdings or such Subsidiary or a Designated Entity partially owned by Holdings or any of its Subsidiaries shall have placed a bid with respect thereto in an FCC auction (in each case, as certified by the Borrower in writing to the Administrative Agent), and (2) such purchase shall have been consummated or such auction bid shall have been successful (as certified by the Borrower in writing to the Administrative Agent); provided further that if, at the end of such twelve (12)-month period, (x) the definitive agreement referred to in clause (1) above has been executed and delivered by the parties thereto and the only conditions remaining to consummation of the transactions contemplated by such agreement are customary conditions to closing which the Borrower reasonably believes will be satisfied on a timely basis, including the receipt of approval from the FCC for transfer of any relevant license, or (y) in the case of an FCC License auction, the relevant auction has not concluded or the auction bid of Holdings, a Subsidiary or a Designated Entity partially owned by Holdings or a Subsidiary has been successful but the relevant FCC License has not yet been transferred to Holdings, such Subsidiary or such Designated Entity, then such twelve (12)-month period shall be extended by up to an additional six (6) months; provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or FCC auction within such twelve (12)-month period or so reinvested at the end of such twelve (12)-month period (as extended, if applicable) shall be applied within two (2) Business Days to the prepayment of the Loans as set forth in this Section 2.04; or

            (B)   in the case of such Net Cash Proceeds received within twelve
      (12)-months after the Closing Date, retain such Net Cash Proceeds to the extent that the sum of such Net Cash Proceeds plus all other Net Cash Proceeds received during such period does not exceed the aggregate cash purchase price of assets or FCC Licenses acquired by any Loan Party since the Closing Date but prior to the receipt of such Net Cash Proceeds in a transaction otherwise permitted under this Agreement plus the reasonable and customary fees and expenses incurred in connection with such transaction; provided, that if, at the end of such twelve (12)-month period, a definitive agreement for the sale of assets that will yield such Net Cash Proceeds by the applicable Loan Party shall have been entered into (as certified by the Borrower in writing to the Administrative Agent) and the only conditions remaining to consummation of the transactions contemplated by such agreement are customary conditions to closing which the Borrower reasonably believes will be satisfied on a timely basis, including the receipt of approval from the FCC for transfer of any relevant license, then such twelve (12)-month period shall be extended by up to an additional six (6) months; provided further that the Net Cash Proceeds of Dispositions not subject to such a definitive agreement within such twelve (12)-month period or the assets with respect to which are not disposed of within such twelve (12)-month period (as extended, if applicable) shall be applied to the prepayment of the Loans as set forth in this Section 2.04 within two Business Days after the expiration of such period, unless the Borrower notifies the Administrative Agent of its intent to retain such Net Cash Proceeds for reinvestment in accordance with Section 2.04(b)(ii)(A).

            (iii) Upon the sale or issuance by Holdings or any of its Subsidiaries of any of its Equity Interests (other than (A) any sales or issuances within the first eighteen (18) months following the Closing Date, (B) any sales or issuances after the first eighteen (18) months following the Closing Date to the extent that the proceeds thereof are applied toward acquisitions or acquisition-related build-outs occurring within twelve (12) months before or after receipt of such proceeds, (C) exercises of options, warrants and other rights to acquire equity interests by directors, officers or employees of Holdings or any of its Subsidiaries not to exceed $5,000,000 in the aggregate in any fiscal year, (D) any sales or issuances of Equity Interests to a Loan Party and (E) other sales and issuances not in excess of $5,000,000 in the aggregate in any fiscal year), if at such time the Consolidated Senior Secured Leverage Ratio is not lower than the Prepayment Maximum Senior Secured Leverage Ratio, then the Borrower shall prepay an aggregate principal amount of Loans equal to 50% (or such lesser portion as shall be sufficient to reduce the Consolidated Senior Secured Leverage Ratio to the Prepayment Maximum Senior Secured Leverage Ratio) of all Net Cash Proceeds received therefrom within two Business Days after receipt thereof (or, if applicable, after the end of the twelve (12)-month period referred to in subclause (B) of this Section 2.04(b)(iii)) by any Loan Party or such Subsidiary.

            (iv) Upon the incurrence or issuance by Holdings or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to clause (A) or (B) of Section 7.02(a) or pursuant to Section 7.02(b)), if at such time the Consolidated Senior Secured Leverage Ratio is not at least 25 bps lower than the maximum Consolidated Senior Secured Leverage Ratio permitted at such time pursuant to Section 7.10(c), then the Borrower shall prepay an aggregate principal amount of Loans equal to 50% (or such lesser portion as shall be sufficient to reduce the Consolidated Senior Secured Leverage Ratio to a ratio at least 25 bps lower than the maximum Consolidated Senior Secured Leverage Ratio permitted at such time pursuant to
Section 7.10(c)) of all Net Cash Proceeds received therefrom within two Business Days after receipt thereof by the Borrower or such Subsidiary.

            (v) Upon any Extraordinary Receipt received by or paid to or for the account of Holdings or any of its Subsidiaries (other than a Disqualified Subsidiary), and not otherwise included in clause (ii), (iii) or (iv) of this
Section 2.04(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within two Business Days after receipt thereof by Holdings or such Subsidiary.

            (vi) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b)(vi) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

            (vii) Each prepayment of Loans pursuant to this Section 2.04(b) shall be applied, first, to the Term B Facility and to the principal repayment installments thereof on a pro rata basis and, thereafter, to the Revolving Credit Facility in the manner set forth in clause (viii) of this Section 2.04(b). With respect to the Type of Loan to be prepaid, each prepayment of Loan pursuant to this Section 2.04(b) shall be applied first to repay outstanding Base Rate Loans to the fullest extent thereof, and second to repay outstanding Eurodollar Rate Loans, each in a manner that minimizes to the extent possible any amounts payable by the Borrower under Section 3.05.

            (viii) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) of this Section 2.04(b), first, shall be applied ratably to the outstanding Revolving Credit Loans and the Unreimbursed Obligations, second, shall be applied to prepay Revolving Credit Loans outstanding at such time until all such Revolving Credit Loans are paid in full and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii), (iv) or (v) of this Section 2.04(b), the amount remaining, if any, after the prepayment in full of all Revolving Credit Loans and Unreimbursed Obligations outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "REDUCTION AMOUNT") may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in Section 2.05(b)(ii). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

            2.05 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent (which may be given by telephone if confirmed promptly thereafter in writing), terminate the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility.

            (b) Mandatory. (i) Subject to Section 2.13, the aggregate Term B Commitments shall be automatically and permanently reduced to zero immediately after the Term B Borrowing.

            (ii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.04(b)(i), (ii), (iii), (iv) or (v) by an amount equal to the applicable Reduction Amount.

            (iii) If after giving effect to any reduction or termination of unused Revolving Credit Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

            (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitment under this Section 2.05. Upon any reduction of the unused Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender's Applicable Revolving Credit Percentage of such reduction amount. All fees accrued as of the effective date of any termination of the Commitments shall, insofar as they relate to such terminated Commitments, be paid on the effective date of such termination.

            (d) Reducing Revolving Credit Commitments. On each date set forth below, if the High Yield Issuance Date has not occurred and the Consolidated Senior Secured Leverage Ratio is higher than the ratio set forth opposite such date below, the Revolving Credit Commitments (as increased by any increases in the Revolving Credit Commitments pursuant to clause (i) of the proviso to
Section 2.13(a)) shall be reduced by the amount set forth opposite such date below; provided that each such reduction shall be made net of the aggregate amount of all reductions to the Revolving Credit Facility effected on or prior to such date:

                                 Consolidated Senior Secured
     Date                              Leverage Ratio                           Amount of Reduction
     ----                        ----------------------------                   -------------------
January 1, 2008                           3.00:1.00                 One-twelfth of the original aggregate
                                                                    Revolving Credit Commitments as so increased.

January 1, 2009                           2.50:1.00                 One-sixth of the original aggregate amount
                                                                    of the Revolving Credit Commitments as so
                                                                    increased.

            2.06 Repayment of Loans. (a) Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

    Date                                                Amount
    ----                                                ------
March 31, 2005                                       $  1,250,000
June 30, 2005                                        $  1,250,000
September 30, 2005                                   $  1,250,000
December 31, 2005                                    $  1,250,000
March 31, 2006                                       $  1,250,000
June 30, 2006                                        $  1,250,000
September 30, 2006                                   $  1,250,000
December 31, 2006                                    $  1,250,000
March 31, 2007                                       $  1,250,000
June 30, 2007                                        $  1,250,000
September 30, 2007                                   $  1,250,000
December 31, 2007                                    $  1,250,000
March 31, 2008                                       $  1,250,000
June 30, 2008                                        $  1,250,000
September 30, 2008                                   $  1,250,000
December 31, 2008                                    $  1,250,000
March 31, 2009                                       $  1,250,000
June 30, 2009                                        $  1,250,000
September 30, 2009                                   $  1,250,000
December 31, 2009                                    $  1,250,000
March 31, 2010                                       $118,750,000
June 30, 2010                                        $118,750,000
September 30, 2010                                   $118,750,000
December 31, 2010                                    $118,750,000

provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

            (b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

            2.07  Interest.

            (a) Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest

Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

            (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists and is continuing, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

            2.08 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

            (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last

      Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

            (b) Other Fees. (i) The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Arrangement Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            (ii) The Borrower shall pay to the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            2.10 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent (set forth in the Register) shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note (but only to the extent that the Loans evidenced by such Note are not already evidenced by an existing Note), which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

            (b) In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

            2.11 Payments Generally; Administrative Agent's Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

            (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Nothing in this Section 2.11(b) shall be deemed to relieve any Lender of its obligation to fulfill its Commitments hereunder or to prejudice any rights that Holdings or its Subsidiaries may have against any Lender or L/C Issuer as a result of any default by such Lender or L/C Issuer hereunder.

            (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

            (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

            (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or make its payment under Section 10.04(c).

            (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

            (f) Insufficient Payment. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the

Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Applicable Percentage of the sum of (A) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

            2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof of the applicable Facility as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

            Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

            2.13 Increase in Commitments. (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Term B or Revolving Credit Commitments by an amount (for all such requests) not exceeding (A) prior to the date which is six (6) months after the Closing Date, $300,000,000 and (B) from and after the date which is six (6) months after the Closing Date, the lesser of (x) $250,000,000 and (y) the difference between $300,000,000 and the aggregate amount of all increases prior to such date; provided that (i) up to three such requests for an increase made within six (6) months after the Closing Date which are in respect of the Revolving Credit Facility may be in minimum amounts of $5,000,000 each and (ii) any other such request for an increase shall be in a minimum amount of $50,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

            (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Term B or Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

            (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent and, in the case of any increase in the Revolving Credit Commitments, the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) Effective Date and Allocations; Amortization; Technical Amendments. If the Term B or Revolving Credit Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "INCREASE EFFECTIVE DATE") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase (each such allocated increase as to which the Increase Effective Date shall have occurred, an "INCREMENTAL FACILITY") and the Increase Effective Date. Loans in respect of any Incremental Facility consisting of Term B Commitments shall amortize 95% in the final year prior to the Maturity Date and in equal quarterly installments prior thereto, commencing on the last day of the fiscal quarter in which such loans are made. In connection with any increase, this Agreement may be amended in a writing executed and delivered by the Borrower and the Administrative Agent to reflect any technical changes necessary to give effect to such increase in accordance with its terms as set forth herein, which may include the addition of such increase as a separate facility and the inclusion of any such separate facility in the provisions relating to mandatory prepayments set forth in
Section 2.04(b) and to sharing set forth in Section 2.12 in a manner consistent with the treatment hereunder of the corresponding existing facility.

            (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of each Holdings and the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are

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

true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Revolving Credit Loans, as applicable, outstanding on the Increase Effective Date in respect of any increase in the Revolving Credit Commitments (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.

            (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.

            (g) Pricing Parity. In the event that the Applicable Rate in respect of Loans made under any Incremental Facility is more than 0.50% per annum higher than the Applicable Rate then in effect for (i) if such Incremental Facility consists of Term B Commitments, Term B Loans or (ii) if such Incremental Facility consists of Revolving Credit Commitments, Revolving Credit Loans, then the Applicable Rate in respect of Loans under the Term B Facility or the Revolving Credit Facility, as applicable, immediately prior to the Increase Effective Date for the applicable Incremental Facility shall be automatically increased to a rate equal to the Applicable Rate in respect of such Incremental Facility.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

            3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such

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

Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

            (d) Evidence of Payments. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the information return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service

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

      Form W-8BEN (or any successor form) certifying that the Foreign Lender is not a United States Person, or

            (iv) any other form including Internal Revenue Service Form W-8IMY as applicable prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Foreign Lender upon request of the Borrower or Administrative Agent. Each Foreign Lender shall promptly notify the Borrower and Administrative Agent at any time it determines that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).

Each Lender that is a United States person agrees deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so), duly completed copies of Internal Revenue Service Form W-9 (or successor form) establishing that the Lender is not subject to U.S. backup withholding tax to the extent reasonably requested by the Borrower or Administrative Agent to evidence an exemption from U.S. backup withholding tax.

            (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund other than a foreign tax credit) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

            3.02 Illegality. If any Lender determines that any Law or any guideline, directed duty or request of or any agreement with any Governmental Authority (whether or not

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

having the force of law) has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

            3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke, without any penalty or payment, any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

            3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or any L/C Issuer;

            (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or any L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

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

            (iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or any L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer and receipt of a certificate for reimbursement pursuant to Section 3.04(c), the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender's or L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or L/C Issuer's capital or on the capital of such Lender's or L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such L/C Issuer's policies and the policies of such Lender's or such L/C Issuer's holding company with respect to capital adequacy), then from time to time upon request by such Lender or LC Issuer and receipt of a certificate for reimbursement pursuant to Section 3.04(c) the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company for any such reduction suffered.

            (c) Certificates for Reimbursement. A certificate of a Lender or such L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and the basis for calculating such amounts (using any reasonable averaging or attribution methods) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or such L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6)-months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such L/C Issuer's intention to claim compensation therefor

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

(except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

            3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged to similarly situated borrowers by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the LIBO Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

            3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any

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

Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

            3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

            4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver in accordance with Section 10.01 of the following conditions precedent:

            (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

                  (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

                  (iii) a security agreement, in substantially the form of
            Exhibit G (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) proper financing statements, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or before the date of the initial Credit Extension, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any

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

                  Loan Party as debtor, together with copies of such other financing statements,

                        (D) reasonable evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created thereby,

                        (E) with respect to any Loan Party's bank H accounts and securities accounts with Pershing LLC and with Wells Fargo Bank, N.A. or their respective affiliates, the Account Control Agreements and the Securities Account Control Agreements, in each case referred to in the Security Agreement and duly executed by the appropriate parties,

                        (F) copies of the Assigned Agreements referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties, and

                        (G) reasonable evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

                  (iv) an intellectual property security agreement, in substantially the form of Exhibit I hereto (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement has been taken;

                  (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                  (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower, Holdings and each of their respective Subsidiaries is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (vii) a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit K-1 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (viii) a favorable opinion of Boult, Cummings, Conners &
            Berry, PLC, local counsel to the Loan Parties in Tennessee, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit K-2 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (ix) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (x) a certificate signed by a Responsible Officer of Holdings, the statements in which shall be true, certifying (A) that
            (1) the representations and warranties of the Borrower and each other Loan Party contained in Article V or in any other Loan Document are true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case as of such earlier date and (2) no Default exists or would result from the initial Credit Extension or the application of the proceeds thereof, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (other than payments of claims and transfers and distributions to the Leap Creditor Trust as contemplated by the Plan of Reorganization); (C) a calculation of the pro forma Consolidated Adjusted Leverage Ratio as of September 30, 2004 (giving pro forma effect to the Transaction) demonstrating that such pro forma ratio was not greater than 2.60:1.00 and (D) a calculation of Consolidated Adjusted EBITDA of the Company and its Subsidiaries for the twelve months ended September 30, 2004 demonstrating that such Consolidated Adjusted EBITDA was not less than $195,000,000;

                  (xi) certificates attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its Chief Financial Officer;

                  (xii) such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have reasonably requested,

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

            including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans and Multiemployer Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 2003, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the initial Credit Extension), an unaudited consolidated balance sheet of Holdings and its Subsidiaries as of July 31, 2004 giving effect to the transactions effected by the Plan of Reorganization, including without limitation asset revaluations or distributions and debt satisfactions and incurrences (certified by the Chief Financial Officer of Holdings), pro forma financial statements as to Holdings and forecasts prepared by management of Holdings, in form and substance satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the initial Credit Extension and on an annual basis for each year thereafter until the Maturity Date for the Term B Facility;

                  (xiii) a Committed Loan Notice relating to the initial Credit
            Extension;

                  (xiv) a duly completed Compliance Certificate as of the last day of the fiscal quarter of Holdings most recently ended prior to the Closing Date for which financial statements are available, which shall be completed as though the Loans borrowed on the Closing Date had been incurred as of the first day of the four-quarter period covered by such Compliance Certificate, assuming that such Loans were Eurodollar Rate Loans and that the LIBO Rate applicable thereto was equal to a rate designated by the Administrative Agent to the Borrower as of the Closing Date, and as though the Existing Notes and the FCC Indebtedness had been repaid as of such date, signed by a Responsible Officer of Holdings;

                  (xv) reasonable evidence that the indenture under which the Existing Notes were issued has been or concurrently with the Closing Date is being discharged in full and all Liens securing obligations under the Existing Notes have been or concurrently with the Closing Date are being released;

                  (xvi) reasonable evidence that the FCC Indebtedness has been or concurrently with the Closing Date is being repaid in full; and

                  (xvii) such other assurances, certificates, documents,
            consents or opinions as any Agent, any L/C Issuer or any Lender reasonably may require.

            (b) The Lenders shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by Holdings and its subsidiaries; and, to the extent available on a commercially reasonably basis, the Lenders shall have received endorsements naming the Administrative Agent or the Collateral Agent (as defined in the Security Agreement) on behalf of the Lenders, as an additional insured or loss payee, as

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      the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral.

            (c) All accrued fees and expenses of the Administrative Agent, the Joint Lead Arrangers and the Lenders (including the fees and expenses of counsel for the Administrative Agent and local counsel for the Lenders) that are by their terms payable on or prior to the Closing Date shall have been paid, to the extent that invoices in customary detail have been received by the Company not later than the second Business Day before the Closing Date.

            (d) The Closing Date shall have occurred on or before January 10, 2005.

            (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to materially and adversely affect the Transaction.

            (f) All governmental authorizations and all third party consents and approvals necessary in connection with the Transaction shall have been obtained and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any Governmental Authority, and no Law shall be applicable in the reasonable judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (g) The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, and shall have been given such access to the management, records, books of account, contracts and properties of Holdings and its subsidiaries and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as they shall have requested, and no changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Administrative Agent or the Lenders regarding Holdings and it Subsidiaries or the transaction after November 5, 2004 that (A) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) purports to adversely affect the Facilities or any other aspect of the Transaction, and nothing shall have come to the attention of the Lenders during the course of such due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, and (ii) that the Transaction will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of Holdings and its Subsidiaries as they shall have requested.

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            (h)   After giving effect to the Transaction, including all Credit
      Extensions made in connection therewith, there shall as of the Closing Date be no Revolving Credit Loans or L/C Obligations outstanding.

            (i) The Lenders shall be satisfied with (i) the pro forma capital and ownership structure and the shareholder arrangements of Holdings and its Subsidiaries, including, without limitation, the charter and bylaws of Holdings and each such Subsidiary and each agreement or instrument relating thereto, and (ii) the amount, tenor, ranking and other terms and conditions of all other equity and debt financings comprising part of the Transaction. Without limiting the generality of the foregoing, no Indebtedness for borrowed money other than Indebtedness contemplated by the Plan of Reorganization shall be outstanding.

            (j) The Administrative Agent shall be reasonably satisfied that the amount of committed financing available to Holdings and its Subsidiaries shall be sufficient to meet the ongoing financial needs of Holdings and its Subsidiaries after giving effect to the Transaction. The Lenders shall be reasonably satisfied with the amount, terms, conditions and holders of all intercompany Indebtedness and all indebtedness and other material liabilities owing to third parties to be outstanding on and after the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

            4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation (including a rollover) of Eurodollar Rate Loans) is subject to the satisfaction or waiver in accordance with Section 10.01 of the following conditions precedent:

            (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

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

            (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

            Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

            5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or (other than filings required to be made in the ordinary course of business after the date hereof) performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) other than filing of

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the documents referred to in clauses (B) and (D) of Section 4.01(a)(iii) and in
Section 4.01(a)(iv) and any other filings contemplated by the Security Agreement, the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof). All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

            5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

            (b) The unaudited consolidated financial statements of Holdings and its Subsidiaries dated September 30, 2004, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of disclosures in footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material Indebtedness and other liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

            (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (other than payments of claims and transfers and distributions to the Leap Creditor Trust as contemplated by the Plan of Reorganization).

            (d) The consolidated forecasted balance sheets, statements of income and statements of cash flows of Holdings and its Subsidiaries delivered to the Lenders pursuant to Section 4.01 or 6.01 were prepared in good faith on the basis of assumptions which were fair in

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

light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Holdings' good faith estimate of its future financial performance on a consolidated basis.

            5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) as of the date hereof, except as specifically disclosed on Schedule 5.06 (the "DISCLOSED LITIGATION"), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and since the date hereof there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the Disclosed Litigation that (either individually or taken together with all other such adverse changes) could reasonably be expected to have a Material Adverse Effect.

            5.07 No Default. None of Holdings, the Borrower or any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

            5.08 Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of its Subsidiaries is in compliance with all of its obligations in respect of leases of real property to which it is a party and has not allowed any such lease to lapse or be terminated or any rights to renew such leases to be forfeited or canceled except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (b) Schedule 5.08(b) sets forth a complete and accurate list as of November 30, 2004 of all Liens of the types described in clauses (b), (i), (n),
(o), and (p) of Section 7.01 on the property or assets of each Loan Party and each of its Subsidiaries, showing as of such date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

            (c) Schedule 5.08(c) sets forth a complete and accurate list as of the date hereof of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such

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

Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (d) Schedule 5.08(d) sets forth a complete and accurate list as of November 30, 2004 of all Investments held by any Loan Party or any Subsidiary of a Loan Party, showing as of such date the amount, obligor or issuer and maturity, if any, thereof.

            5.09 Environmental Compliance. No Loan Party has any Environmental Liabilities that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.10 Insurance. The material tangible properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

            5.11 Taxes. Except as set forth in Schedule 5.11, to the knowledge of Holdings, Holdings and its Subsidiaries have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of Holdings, there is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than one or more tax sharing agreements between and among Loan Parties (excluding Disqualified Subsidiaries) entered into after the date hereof.

            5.12 ERISA Compliance. (a) Except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, each Plan other than a Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Holdings, nothing has occurred which would prevent, or cause the loss of, such qualification, except as could not reasonably be expected to have a Material Adverse Effect. Holdings and each ERISA Affiliate have made all required contributions in all material respects to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the knowledge of Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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            (c)   (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a material liability to any Loan Party or any of their Affiliates; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069(a) or 4212(c) of ERISA.

            5.13 Subsidiaries; Equity Interests; Loan Parties. As of the date hereof, each Loan Party has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part
(a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the date hereof, each Loan Party has no equity investments in any other corporation or entity other than such Loan Party's Subsidiaries and those equity investments specifically disclosed in Part (b) of
Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (d) of
Schedule 5.13 is a complete and accurate list as of the date hereof of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. As of the date hereof, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(vi) is a true and correct copy of each such document, each of which is valid and in full force and effect.

            5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

            5.15 Disclosure. Holdings has no knowledge of any event or circumstance that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse

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Effect, except as Holdings or the Borrower has disclosed to the Administrative
Agent and the Lenders. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender (other than industry information, which, if provided by any Loan Party, was selected in good faith by such Loan Party as being in such Loan Party's estimate not materially inaccurate or misleading) in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            5.16 Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.17 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for or material to the operation of their respective businesses, without conflict with the rights of any other Person, except for any infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 5.17 sets forth a complete and accurate list as of the date hereof of all patent, trademark and copyright registrations and pending applications therefor of each Loan Party and its Subsidiaries. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except for any infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.18 Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

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                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

            6.01 Financial Statements. Deliver to the Administrative Agent (which shall deliver to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders and in sufficient copies for each
Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form (subject, with respect to 2004, to the presentation required by fresh-start accounting) the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Holdings' fiscal year then ended, setting forth in each case in comparative form (subject, with respect to 2004, to the presentation required by fresh-start accounting) the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of disclosures in footnotes; and

            (c) as soon as available, but in any event no more than 45 days after the end of each fiscal year, forecasts prepared by management of Holdings, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a quarterly basis for such fiscal year and on an annual basis for each fiscal year thereafter until the Maturity Date for the Term B Facility.

As to any information contained in materials furnished pursuant to Section 6.02(c), neither Holdings nor the Borrower shall be separately required to furnish such information under Section

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6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.

            6.02 Certificates; Other Information. Deliver to the Administrative Agent (which shall deliver to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders and in sufficient copies for each Lender:

            (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings;

            (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or written recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

            (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements filed by Holdings with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

            (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

            (e) as soon as available and in any event within 60 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2005, a report summarizing the material insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

            (f) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

            (g) promptly after the written assertion or occurrence thereof, notice of any Environmental Action against any Loan Party or of any noncompliance by any Loan

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      Party or any of its Subsidiaries with any Environmental Law or
      Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

            (h) as soon as available and in any event within 30 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2005), a report supplementing Schedules 5.08(b), 5.08(c), 5.08(d) and
      5.13 hereto, including an identification of all owned real property disposed of by any Loan Party or any of its Subsidiaries during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and book value thereof) of all real property acquired during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete;

            (i) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

            Documents required to be delivered pursuant to Section 6.01(a) or
(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings' website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Holdings' behalf on an Internet or intranet website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon request by the Administrative Agent or any Lender, Holdings shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Holdings or the Borrower hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings or its securities) (each, a "PUBLIC LENDER"). Each of Holdings and the

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Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent and the Joint Lead Arrangers shall treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

            6.03 Notices. Promptly upon a Responsible Officer of Holdings or the Borrower obtaining knowledge thereof, notify the Administrative Agent and each Lender:

            (a)   of the occurrence of any Default;

            (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (but in each case only to the extent the same has resulted or could reasonably be expected to result in a Material Adverse Effect) (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

            (c)   of the occurrence of any ERISA Event;

            (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary; and

            (e) of the (A) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(ii), (B) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(iii), (C) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory repayment pursuant to Section 2.04(b)(iv) and (D) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory repayment pursuant to Section 2.04(b)(v).

            Each notice pursuant to Section 6.03(a), (b), (c) or (d) shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action Holdings has taken or caused the Borrower to take and proposes to take or cause the Borrower to take with respect thereto.

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

            6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (except as otherwise permitted by Section 7.01); and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness and except, in the case of this clause (c), with respect to Indebtedness not for borrowed money to the extent failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect.

            6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and except, in the case of any Loan Party other than Holdings and the Borrower, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

            6.06 Maintenance of Properties. (a) Maintain and preserve all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case with respect to clause (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing in the case of all material insurance policies for not less than 10 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

            6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

            6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the

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

Borrower or such Subsidiary, as the case may be, subject to normal adjustments at the end of fiscal periods; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

            6.10 Inspection Rights. Permit representatives and independent contractors (to the extent that such independent contractors have agreed to be bound by the terms of Section 10.07 as set forth therein) of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further that in all cases the Information obtained during such visits and inspections shall be subject to the provisions of Section 10.07.

            6.11  Use of Proceeds. Use the proceeds of the Credit Extensions for
(a) the Notes Discharge and the FCC Repayment, (b) the payment of fees and expenses incurred in connection with the Transaction and (c) acquisitions, working capital and general corporate purposes in each case not in contravention of any Law or of any Loan Document.

            6.12 Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Subsidiaries (other than a Disqualified Subsidiary) by any Loan Party, Holdings or the Borrower shall, in each case at its own expense (provided, that upon request of the Borrower, the time period for complying with any provision of this Section 6.12(a) may be extended by the Administrative Agent in its discretion, up to an additional 15 days):

            (i) within 15 days after such formation or acquisition, cause each such Subsidiary (other than, to the extent material adverse tax consequences would otherwise result, any Subsidiary that is a CFC), and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

            (ii) within 15 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary in detail satisfactory to the Administrative Agent,

            (iii) within 30 days after such formation or acquisition, cause such Subsidiary (other than, to the extent material adverse tax consequences would otherwise result, any Subsidiary that is a CFC) and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent, with respect solely to owned property, deeds of trust, trust deeds, mortgages, pledges,

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

      assignments, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as reasonably specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such owned properties (to the extent such properties are of a type purported to be subject to the Liens created under the Collateral Documents),

            (iv) within 30 days after such formation or acquisition, take, and cause such Subsidiary (other than, to the extent material adverse tax consequences would otherwise result, any CFC) and each direct and indirect parent of such Subsidiary (if it has not already done so) to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the owned properties purported to be subject to the deeds of trust, trust deeds, mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

            (v) within 60 days after the request of the Administrative Agent in its sole discretion (if such request is made within 30 days after receipt by the Administrative Agent of the information referred to in clause (ii) above), deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request,

            (b) Upon the acquisition of any owned property by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then Holdings or the Borrower shall, at its own expense (provided, that upon request of the Borrower, the time period for complying with any provision of this Section 6.12(b) may be extended by the Administrative Agent in its discretion, up to an additional 15 days):

            (i) within 15 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

            (ii) within 15 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents

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      and constituting Liens on all such properties subject to the terms set forth in the Security Agreement,

            (iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

            (iv) within 60 days after the request of the Administrative Agent in its sole discretion (if such request is made within 30 days after receipt by the Administrative Agent of the information referred to in clause (i) above), deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and
      (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

            (c) Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, the Borrower shall, at the Borrower's expense:

            (i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

            (ii) within 15 days after such request, duly execute and deliver, and cause each Loan Party and each Subsidiary of a Loan Party (other than, to the extent that material adverse tax consequences would otherwise result, any CFC) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity Interests in and of any Subsidiary, and other instruments of the type specified in
      Section 4.01(a)(iii)), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

            (iii) within 30 days after such request, take, and cause each Loan Party and each Subsidiary (other than, to the extent that material adverse tax consequences would result, any CFC) of a Loan Party to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security and

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

      pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

            (iv) within 60 days after the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

            (v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned by the Borrower and its Subsidiaries, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

            6.13 Compliance with Environmental Laws. Comply, and cause any sub-lessees of Holdings and its Subsidiaries to comply, in all respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except, in each case, to the extent that any failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that none of Holdings, the Borrower or any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            6.14 Provision and Preparation of Environmental Reports. At the reasonable request of the Required Lenders from time to time, including if reasonably requested in connection with any acquisition of owned real property, provide to the Lenders (a) within 15 days (or such longer period as may be reasonably necessary to respond to a specific request) after such request any existing environmental site assessment reports for any of its properties described in such request and (b) within 60 days (or such longer period as may be reasonably necessary to respond to a specific request) after the reasonable request of the Required Lenders following receipt and review of such existing reports, an environmental site assessment report for any of its properties described in such request under this clause (b), prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the

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expense of the Borrower, and the Borrower hereby agrees to and agrees to cause any Subsidiary that owns any property described in such request to cooperate fully with the Administrative Agent and such environmental consulting firm in their preparation of such environmental assessment report, including permitting any of their representatives to visit and inspect the affected properties at reasonable times. If reasonably requested by the Borrower, the Borrower shall be entitled to have a copy of such environmental assessment report and access to the data relating thereto.

            6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party's owned properties, assets, rights or interests to the Liens now or hereafter intended to be created by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            6.16 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which Holdings, or any of their Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            6.17 Interest Rate Hedging. Enter into prior to the date that is 90 days after the Closing Date, and maintain at all times thereafter, interest rate Swap Contracts on terms and with Persons acceptable to the Administrative Agent, covering a notional amount such that at least 50% of Indebtedness for borrowed money (other than Indebtedness of a Disqualified Subsidiary) at all times bears interest at a fixed rate and providing for such Persons to make payments thereunder for a period of no less than two years.

            6.18 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

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

            6.19 Cash Collateral Accounts. (a) Maintain the Cash Collateral Account in accordance with the terms set forth in the definition of "Cash Collateral Account" and (b) maintain, from and after the date which is 60 days after the Closing Date, all other deposit and securities accounts with Bank of America or another commercial bank located in the United States, which has accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the terms of and except as otherwise permitted pursuant to the Security Agreement, and provide, for Account Control Agreements (as defined in the Security Agreement) not governed by New York law, an opinion of counsel as to the perfection of the Collateral Agent's security interest in the applicable accounts; provided, that with respect to any account as to which the Loan Parties have used commercially reasonable efforts to comply with the terms of this Section 6.19, the Loan Parties shall have an additional 30 days beyond the date set forth above to either obtain an Account Control Agreement from the applicable depositary bank or to move such account to a bank that has already satisfied the requirements of this Section.

            6.20 Material Contracts. Perform and observe all of the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            6.21 Existing Notes. Cause the Existing Notes to be repaid in full within 15 days after the Closing Date (or, if such day is not a Business Day, the next succeeding Business Day).

            6.22 Designated Entities and Disqualified Subsidiaries Separateness. Comply with the following:

            (i) (A) Holdings and its Subsidiaries (other than a Disqualified Subsidiary) will, to the extent that any such Subsidiary has one or more deposit accounts, maintain their own deposit account or accounts, separate from those of each Designated Entity and each Disqualified Subsidiary, with commercial banking institutions and will not commingle their funds with any Designated Entity or any Disqualified Subsidiary; and (B) each Disqualified Subsidiary, to the extent that any such Disqualified Subsidiary has one or more deposit accounts, will maintain its own deposit account or accounts, separate from those of each Designated Entity and each of Holdings and each of its other Subsidiaries, with commercial banking institutions and will not commingle its funds with any Designated Entity or Holdings or any of its other Subsidiaries;

            (ii) (A) Holdings and its Subsidiaries (other than a Disqualified Subsidiary) will maintain a separate address from the address of each Designated Entity and each Disqualified Subsidiary, or to the extent any Designated Entity or Disqualified Subsidiary

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      may have offices in the same location as any of Holdings and its other
      Subsidiaries, maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of such expense; and (B) each Disqualified Subsidiary will maintain a separate address from the address of each Designated Entity and each of Holdings and its other Subsidiaries, or to the extent any Disqualified Subsidiary may have offices in the same location as any Designated Entity or any of Holdings and its other Subsidiaries, maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of such expense;

            (iii) each Disqualified Subsidiary will issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP (except for the omission of certain footnotes and other presentation items required by GAAP with respect to audited financial statements), which financial statements need not be separately audited or reviewed by an independent accounting firm;

            (iv) each Disqualified Subsidiary will be a corporation or limited liability company and each Disqualified Subsidiary will conduct its affairs in accordance with its certificate of incorporation or formation and by-laws or limited liability company agreement (or similar constitutive documents) and observe all necessary, appropriate and customary company (or corporate) formalities, including, but not limited to, holding all regular and special members' and board of managers' (or stockholders' and directors' or other similar Persons) meetings appropriate to authorize all company (or corporate) action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable;

            (v) (A) no Disqualified Subsidiary will assume or guarantee any of the liabilities of, or pledge any of its assets for the benefit of any of, Holdings and its other Subsidiaries or any Designated Entity, (B) each of Holdings and its Subsidiaries (other than a Disqualified Subsidiary) will not assume or guarantee any of the liabilities of, or pledge any of its assets for, the benefit of any Designated Entity or Disqualified Subsidiary or hold out its credit as being available to satisfy the obligations of any Designated Entity or Disqualified Subsidiary (which shall be deemed not to refer to any disclosure by Holdings and its Subsidiaries of Investments or obligations that Holdings or its Subsidiaries are permitted to make in or incur with respect to Designated Entities and Disqualified Subsidiaries in compliance with this Agreement) and (C) no Disqualified Subsidiary will hold out the credit of Holdings and its other Subsidiaries as being able to satisfy the obligations such Disqualified Subsidiary (which shall be deemed not to refer to any disclosure by a Disqualified Subsidiary of Investments or obligations that Holdings or its Subsidiaries are permitted to make in or incur with respect to Disqualified Subsidiaries in compliance with this Agreement) ;

            (vi) (A) Holdings and each of its Subsidiaries (other than a Disqualified Subsidiary) will not authorize the use of its name or trademarks or service marks by any Disqualified Subsidiary or any Designated Entity except pursuant to a written license

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      agreement; (B) each Disqualified Subsidiary will not authorize the use of its name or trademarks or service marks by any Designated Entity except pursuant to a written license agreement; and (C) each Designated Entity and each Disqualified Subsidiary may use the same domain name for electronic mail as Holdings and its Subsidiaries;

            (vii) (A) None of Holdings or any of its Subsidiaries (other than a Disqualified Subsidiary) will conduct a material amount of its own business with suppliers of goods and services, lenders or purchasers of securities in the name of Designated Entities or Disqualified Subsidiaries, provided, however, that Holdings and its Subsidiaries may provide services to Designated Entities and Disqualified Subsidiaries and may conduct the business of Designated Entities and Disqualified Subsidiaries by or on behalf of such Designated Entities or Disqualified Subsidiaries, as applicable, under a management or services agreement so long as any material business so conducted is conducted in the name of such Designated Entity or Disqualified Subsidiary, as applicable and (B) no Disqualified Subsidiary will conduct a material amount of its own business with suppliers of goods and services, lenders or purchasers of securities in the name of Holdings or any of its other Subsidiaries or any Designated Entity; and

            (viii) If Holdings or any of its Subsidiaries obtains actual knowledge that any Designated Entity has represented or indicated to any supplier of goods and services to, lender to or purchaser of securities of such Designated Entity that the credit of Holdings and its Subsidiaries is available to satisfy the obligations of such Designated Entity (which shall be deemed not to refer to any disclosure by a Designated Entity of Investments or obligations that Holdings or its Subsidiaries are permitted to make in or incur with respect to Designated Entities in compliance with this Agreement), then Holdings and its Subsidiaries shall take such action as shall be reasonable in the circumstances, which may include providing written notice any Person to whom such representation or indication was made, to make clear that the credit of Holdings and its Subsidiaries is not available to satisfy the obligations of such Designated Entity.

            6.23 Holding Company. Cause the business and operations of Holdings and its Subsidiaries to be conducted primarily through the Subsidiaries of Holdings.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall not, nor shall it permit any Subsidiary (other than, in the case of Sections 7.01, 7.03, 7.04, 7.05, 7.06, 7.09, 7.14 and 7.17, a Disqualified Subsidiary) to,
directly or indirectly:

            7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement

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authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, other than the following:

            (a)   Liens pursuant to any Loan Document;

            (b) Liens listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased and
      (iii) the direct or any contingent obligor with respect thereto is not changed;

            (c) Liens for taxes, fees, assessments or other charges of a Governmental Authority not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords', statutory, bankers, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

            (f) Liens incurred or deposits made (including deposits with the FCC) to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness), statutory or regulatory obligations, surety bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business in any case so long as the same does not secure Indebtedness for borrowed money;

            (g) easements, rights-of-way, restrictions, encroachments, leases, subleases and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

            (i) Liens securing Indebtedness permitted under Section 7.02(b)(D); provided that (i) in the case of Liens in respect of purchase money Indebtedness, Capitalized Leases or Synthetic Lease Obligations, such Liens do not at any time encumber any property other than the property financed by such Indebtedness or, if applicable, subject to such Capitalized Lease, (ii) in the case of Liens in respect of purchase money

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      Indebtedness, the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (iii) the sum of the Indebtedness secured by such Liens plus all Indebtedness secured by Liens permitted under Section 7.01(q) does not exceed at any time $50,000,000 in the aggregate;

            (j) Any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

            (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (l) Any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (m) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business;

            (n) Liens on property of a Person existing at the time such Person is merged into or consolidated with Holdings or any Subsidiary of Holdings or becomes a Subsidiary of Holdings; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or such Subsidiary or acquired by Holdings or such Subsidiary;

            (o) Liens securing Indebtedness permitted under Section 7.02(b)(F) so long as such Liens are limited to the property and assets of the relevant Disqualified Subsidiary;

            (p) Liens on cash collateral not in excess of $5,000,000 in the aggregate at any time securing letters of credit; and

            (q) other Liens not covering Collateral existing on the date hereof securing Indebtedness not to exceed in the aggregate at any time $25,000,000.

            7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   in the case of Holdings and the Borrower:

                  (A) Indebtedness in respect of Swap Contracts entered into pursuant to Section 6.17,

                  (B) Indebtedness owed to a wholly owned Subsidiary of Holdings, which Indebtedness (x) shall constitute Pledged Debt, (y) shall be subordinated to the Loan Parties' Obligations under the Loan Documents on terms reasonably

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            acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Administrative Agent pursuant to the terms of the Security Agreement, and

                  (C) Unsecured Indebtedness in an aggregate principal amount not to exceed $200,000,000 to the extent that such Indebtedness (1) matures no earlier than the date which is six months after the Maturity Date in respect of the Term B Facility, (2) has no amortization (other than the following mandatory prepayment or redemption provisions: change of control on terms no more restrictive than the terms of this Agreement and asset sales and excess proceeds prepayments or redemptions that are subject in all respects to the prior payment of the Obligations pursuant to the terms of this Agreement) and (3) is on terms no less favorable in any material respect to the Loan Parties or the Lenders than the terms of this Agreement), so long as immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, (x) no Default shall have occurred and be continuing and (y) Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.10, such compliance to be determined on the basis of the most recently ended Measurement Period for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to
            Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of such Measurement Period and as though any Indebtedness that will be repaid or refinanced with the proceeds of such Indebtedness incurred pursuant to this clause (C) had been so repaid or refinanced as of the first day of such Measurement Period; and

                  (D) Unsecured Indebtedness in an aggregate principal amount not to exceed $450,000,000 to the extent that such Indebtedness (1) is used for permitted acquisitions or acquisition-related build-outs or to prepay the Obligations, (2) matures no earlier than the date which is six months after the Maturity Date in respect of the Term B Facility, (3) has no amortization (other than the following mandatory prepayment or redemption provisions: change of control on terms no more restrictive than the terms of this Agreement and asset sales and excess proceeds prepayments or redemptions that are subject in all respects to the prior payment of the Obligations pursuant to the terms of this Agreement) and (4) is on terms no less favorable in any material respect to the Loan Parties or the Lenders than the terms of this Agreement), so long as immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, (x) no Default shall have occurred and be continuing and (y) Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.10, such compliance to be determined on the basis of the most recently ended Measurement Period for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to
            Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of such Measurement Period and as though any Indebtedness that will be repaid or

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            refinanced with the proceeds of such Indebtedness incurred pursuant to this clause (D) had been so repaid or refinanced as of the first day of such Measurement Period; and

            (b)   in the case of Holdings and its Subsidiaries,

                  (A) Indebtedness under the Loan Documents, including any Incremental Facility;

                  (B) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor (excluding, for the avoidance of doubt, Guarantees of Indebtedness described in subclause (F) of this clause (b));

                  (C) obligations (contingent or otherwise) of Holdings or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                  (D) Indebtedness in respect of (x) Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) and (y) not more than $5,000,000 of secured Indebtedness for borrowed money; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding pursuant to this clause (D) shall not exceed $50,000,000;

                  (E)   Indebtedness owed to a Loan Party, which Indebtedness
            (x) shall constitute Pledged Debt, (y) shall be on terms (including subordination terms subordinating such Indebtedness to the Obligations) reasonably acceptable to the Administrative Agent and
            (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Administrative Agent;

                  (F) Indebtedness of any Disqualified Subsidiary owed to a Person other than a Loan Party and existing at the time such Disqualified Subsidiary becomes a wholly-owned Subsidiary of Holdings pursuant to Section 7.03(k), so long as such Indebtedness
            (x) does not exceed $250,000,000 in the aggregate for all such Indebtedness owed to Persons other than Loan Parties of Designated Entities that become Subsidiaries and (y) is non-recourse to Holdings and its other Subsidiaries, and any refinancings, refundings, renewals or extensions thereof,

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            provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension,
            (y) the direct or any contingent obligor with respect thereto is not changed (and such Indebtedness remains non-recourse to Holdings and its other Subsidiaries) and (z) the Liens securing such Indebtedness do not extend to the assets of Holdings or any of its other Subsidiaries;

                  (G) To the extent permitted under Section 7.03(l), obligations to make Investments in or loans to or to acquire Equity Interests in Designated Entities or Disqualified Subsidiaries and obligations to pay any management, origination or other similar fees to third parties in connection therewith;

                  (H) Indebtedness not in excess of $5,000,000 consisting of reimbursement obligations in respect of letters of credit secured by Liens permitted by Section 7.01(p); and

                  (I) Other unsecured Indebtedness in an aggregate outstanding amount not to exceed $5,000,000 at any time.

            7.03 Investments. Make or hold any Investments or, in the case of obligations of Holdings and its Subsidiaries with respect to a Designated Entity, any obligation to make an Investment, except:

            (a) Investments held by Holdings or any of its Subsidiaries in the form of Cash Equivalents;

            (b) (i) advances to officers, directors and employees of Holdings and Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes, (ii) notes or other obligations not in excess of $5,000,000 in the aggregate of one or more officers, directors or employees of Holdings or any Subsidiary in connection with such officers', directors' or employees' acquisition of shares of Holdings' common stock pursuant to any equity incentive plan, so long as no cash is actually advanced by Holdings or any Subsidiary to such officers, directors or employees and (iii) cancellation of notes issued by one or more officers, directors or employees of Holdings or any Subsidiary in connection with the termination of such officers', directors' or employees' employment or any put rights such officers, directors or employees may have under employment or service agreements in an aggregate amount not in excess of $5,000,000, so long as no cash was actually advanced by Holdings or any Subsidiary to such officers, directors or employees;

            (c) equity Investments of the Borrower in any Guarantor and Investments of any Guarantor in the Borrower or in another Guarantor;

            (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from

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      financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

            (e)   Guarantees permitted by Section 7.02(b)(B);

            (f)   Investments set forth on Schedule 5.08(d);

            (g) promissory notes and other non-cash consideration to the extent permitted to be received in connection with a Disposition under
      Section 7.05;

            (h) Equity Interests that constitute security for, and are acquired in connection with the enforcement of, Indebtedness or claims due or owing to Holdings or such Subsidiary;

            (i) Investments by Holdings or the Borrower in Swap Contracts permitted under Section 7.02(a)(A) and Section 7.02(b)(C);

            (j)   Investments consisting of intercompany debt permitted under
      Section 7.02(a)(B) or 7.02(b)(E), in each case, other than investments in any Disqualified Subsidiary; and

            (k) the purchase or other acquisition of all of the Equity Interests (or, in the case of a Person in which Holdings or a Subsidiary already owns a portion of the Equity Interests, the remaining portion thereof) in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more other Loan Parties (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(k) (each, a "PERMITTED ACQUISITION"):

                  (A) any such newly created or acquired Subsidiary shall comply with the requirements of Sections 6.12, unless such new Subsidiary is a Disqualified Subsidiary;

                  (B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially one or more of the same lines of business described in Section 7.07;

                  (C) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of Holdings and its Subsidiaries (other than, if such new Subsidiary is a Disqualified Subsidiary, obligations of such Disqualified Subsidiary of the type permitted by
            Section 7.02(b)(F)), taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of Holdings or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

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                  (D)   immediately before and immediately after giving effect
            to such purchase or other acquisition, the Loan Parties shall have an aggregate amount of $100,000,000 in any combination of available cash, Cash Equivalents held by Loan Parties free and clear of all Liens other than the Liens created under the Collateral Documents and bankers' or similar liens and unused Revolving Credit Commitments which are then available to be drawn in accordance with the requirements of Section 4.02;

                  (E) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.10, such compliance to be determined on the basis of the most recently ended Measurement Period for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or
            (b) as though such purchase or other acquisition had been consummated as of the first day of such Measurement Period;

                  (F) If such newly-acquired Subsidiary is a Disqualified Subsidiary, the sole consideration paid for the acquisition of the remaining Equity Interests of such Designated Entity shall be common stock of Holdings or Qualified Preferred Stock (or any combination thereof) plus, at the option of Holdings, an amount in cash not in excess of that portion of the $100,000,000 permitted to be invested in Designated Entities and Disqualified Subsidiaries pursuant to
            Section 7.03(l) that is at such time available to be so invested;
            and

                  (G) Holdings shall have delivered to the Administrative Agent, on behalf of the Lenders, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (k) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and demonstrating the calculations used to determine such compliance;

            (l) (w) Investments (other than Guarantees or assumptions of debt) by Holdings and its Subsidiaries in Designated Entities or Disqualified Subsidiaries, (x) commitments to lend to or invest in Designated Entities or Disqualified Subsidiaries (excluding for purposes of the calculation under this Section 7.03(l) commitments to purchase Equity Interests of a Designated Entity or Disqualified Subsidiary to the extent that such obligations are by their terms permitted to be satisfied with common stock of Holdings or Qualified Preferred Stock (or any combination thereof)),
      (y) that portion of all put obligations to purchase Equity Interests of Designated Entities or Disqualified Subsidiaries that is not by its terms permitted to be satisfied with common stock of Holdings or Qualified Preferred Stock (or any combination thereof) (which portion shall not exceed $15,000,000 in amount at any time) and (z) payments of or obligations to pay

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      management, origination or other similar fees in connection with any of the foregoing, in an aggregate amount for all such Investments and other obligations referred to in clauses (w), (x), (y) and (z) outstanding at any time not to exceed in the aggregate $100,000,000 (which amount shall (i) be permanently reduced by amounts of the type referred to in clause
      (z) once any such amount has been paid to a Person other than a Loan Party and (ii) be calculated without giving effect to any capitalized interest on obligations owed by any Designated Entity to a Loan Party); provided that, with respect to each Investment made or other obligation incurred pursuant to this Section 7.03(l):

                  (A) such Investment or other obligation shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of Holdings and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of Holdings or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer), other than future obligations to invest in or to lend to or purchase Equity Interests of a Designated Entity or a Disqualified Subsidiary that do not in the aggregate when taken together with all other outstanding Investments and obligations of a type referred to in this Section 7.03(l) (excluding obligations to the extent that they are permitted by their terms to be satisfied with common stock of Holdings or Qualified Preferred Stock (or any combination thereof)) exceed $100,000,000;

                  (B) such Investment or other obligation shall be in or in respect of property and assets which are part of, or in lines of business which are, substantially one or more of the same lines of business as described in Section 7.07;

                  (C) any determination of the amount of such Investment or other obligation shall include all cash and noncash consideration paid or payable by or on behalf of Holdings and its Subsidiaries in connection with such Investment or other obligation; and

                  (D) (1) immediately before and immediately after giving effect to such Investment or other incurrence of such other obligation, the Loan Parties shall have an aggregate amount of $100,000,000 in any combination of available cash, Cash Equivalents held by Loan Parties free and clear of all Liens other than Liens created under the Collateral Documents and bankers' or similar liens and unused Revolving Credit Commitments which are then available to be drawn in accordance with the requirements of Section 4.02, (2) immediately before and immediately after giving pro forma effect to any such Investment or other obligation, no Default shall have occurred and be continuing and (3) immediately after giving effect to such Investment or other obligation, Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.10, such compliance to be determined on the basis of the most recently ended Measurement Period for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or
            (b) as

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            though such Investment had been consummated or such other obligation incurred as of the first day of such Measurement Period; and

            (m) other Investments by Holdings and its Subsidiaries not to exceed $5,000,000 in the aggregate.

            7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, with respect to clauses (a) through (d) so long as no Event of Default or, to the knowledge of Holdings, Default exists and no Default would result therefrom:

            (a) any Subsidiary (other than a Disqualified Subsidiary) may merge with (i) Holdings or the Borrower, provided that Holdings or the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party (other than Holdings) is merging with another Subsidiary that is not a Loan Party, such Loan Party shall be the continuing or surviving Person;

            (b) any Loan Party (other than the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

            (c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets to (i) another Subsidiary which is not a Loan Party or (ii) to a Loan Party for no consideration, or, in the case of this clause (ii), pursuant to a Disposition which is in the nature of a liquidation;

            (d) in connection with any acquisition permitted under Section 7.03, any Subsidiary of Holdings (other than the Borrower) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of Holdings; provided further that if the Subsidiary of Holdings involved in such merger or consolidation is a Guarantor then the surviving entity shall also be a Guarantor; and

            (e) in the case of any Subsidiary other than the Borrower, pursuant to a transaction otherwise permitted by Section 7.05 (other than Section 7.05(g)).

            7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (b) Dispositions of inventory in the ordinary course of business;

            (c) Leases or sub-leases in the ordinary course of business or with durations not exceeding two years, of a type customarily entered into by Persons engaged in the same or similar business as Holdings and its Subsidiaries;

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            (d) Non-exclusive licenses or sub-licenses of intellectual property in the ordinary course of business or with durations not exceeding two years;

            (e) Dispositions of equipment or real property to the extent that
      (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

            (f) Dispositions of property by any Subsidiary to Holdings or to a wholly owned Subsidiary (other than a former Designated Entity); provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

            (g) Dispositions permitted by Section 7.04;

            (h) Dispositions of surplus property by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary at least 75% in cash, (iii) no FCC License shall be Disposed of in reliance on this clause (h) and (iv) any Net Cash Proceeds from Dispositions pursuant to this clause (h) in excess of $2,000,000 in the aggregate during any fiscal year shall be applied in accordance with Section 2.04(b)(ii);

            (i) Dispositions (x) by any Excluded Subsidiary and by any Disqualified Subsidiary and (y) of any Excluded Subsidiary and of any Disqualified Subsidiary;

            (j) Dispositions of cell-site towers in a sale-leaseback transaction; provided that 50% of any Net Cash Proceeds in excess of $20,000,000 received by Holdings or any Subsidiary in connection with such Disposition shall be immediately applied to prepay the Loans under Section 2.04(b)(ii);

            (k) (A) Dispositions of one or more FCC Licenses solely to the extent that the consideration received therefor consists entirely of one or more FCC Licenses having an identical coverage area and equal or greater bandwidth and (B) Dispositions of FCC Licenses not in commercial operation to the extent that at least 80% of the consideration therefor consists of other FCC Licenses and equipment, leases or other property related thereto; provided that any cash received in connection with a transaction under this clause (B) shall be deemed to be the fair market value of assets Disposed of for purposes of Section 7.05(l);

            (l) Other Dispositions of property having a fair market value in the aggregate for all such Dispositions pursuant to this Section 7.05(l) not in excess (when taken together with any cash received in a transaction under Section 7.05(k)) of (A) prior to the date which is twelve (12) months after the Closing Date, $250,000,000; provided that if at the end of such twelve (12)-month period one or more related definitive agreements for the sale of assets having a fair market value of at least $75,000,000 in a single transaction or a series of related transactions have been entered into (as certified by the Borrower in

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      writing to the Administrative Agent) and the only conditions remaining to consummation of the transactions contemplated by such agreement or agreements are customary conditions to closing which the Borrower reasonably believes will be satisfied on a timely basis, including the receipt of approval from the FCC for transfer of any relevant license, then such twelve (12)-month period shall be extended by up to an additional six (6) months with respect to an amount (in addition to the amount set forth in clause (B)) equal to the amount subject to such definitive agreement and (B) from and after the date that is twelve (12) months after the Closing Date (as such period may be extended pursuant to clause A above), the lesser of (x) $150,000,000 and (y) the difference between $250,000,000 and the fair market value of all property Disposed of in reliance on this clause (l) during the period prior to the date that is twelve (12) months after the Closing Date (as such period may be extended pursuant to clause (A) above); provided that in each case the consideration therefor is paid at least 75% in cash; and

            (m) the transfer by Holdings of an amount not to exceed $15,000,000 to the Leap Creditor Trust as required by the Plan of Reorganization.

provided, however, that any Disposition pursuant to Section 7.05(a) through
Section 7.05(j) shall be for fair market value.

            7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests (other than common equity of Holdings or Qualified Preferred Stock) or accept any capital contributions, except that:

            (a) so long as no Default shall have occurred and be continuing or would result therefrom, each Subsidiary may make Restricted Payments to any Loan Party and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

            (b) any Loan Party may make Restricted Payments to, or issue or sell any Equity Interests to, or accept any capital contribution from, any other Loan Party;

            (c) Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or Qualified Preferred Stock or other common Equity Interests of such Person and Holdings may declare and make dividend payments or other distributions on common stock of Holdings or Qualified Preferred Stock payable solely in shares of common stock of Holdings or Qualified Preferred Stock;

            (d) so long as no Event of Default, or, to the knowledge of Holdings, Default shall have occurred and be continuing and no Default would result therefrom, and except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.04(b)(iii), Holdings and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common

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      Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

            (e) Holdings may repurchase shares of its common stock pursuant to employee benefit and incentive plans and agreements with employees in an aggregate amount not in excess of $100,000;

            (f) so long as no Default shall have occurred and be continuing or would result therefrom, Holdings may (A) declare or pay cash dividends to its shareholders and (B) purchase, redeem, retire or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash, in each case if after giving effect thereto (x) the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made in any fiscal year would be less than 50% of the Consolidated Net Income of Holdings and its Subsidiaries for the fiscal year immediately preceding the fiscal year in which such dividend, purchase, redemption, retirement or acquisition is paid or made and (y) the Consolidated Senior Secured Leverage Ratio would be less than or equal to 2.00:1.00; and

            (g) so long as no Default under Section 8.01(a) or Event of Default shall have occurred and be continuing or would result therefrom, Holdings and its Subsidiaries may make payments not exceeding $250,000 in the aggregate relating to the wind-up, liquidation and dissolution of the Excluded Subsidiaries.

            7.07 Change in Nature of Business. Engage in any material line of business other than (a) the delivery or distribution of wireless telecommunications services (including voice, data or video services), (b) any business or activity reasonably related or ancillary to those listed in the foregoing clause (a), and (c) the acquisition, holding or exploitation of any license relating to the delivery of such wireless services.

            7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Holdings, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between and among Loan Parties or to (i) customary directors' fees and expenses, (ii) employment agreements, employee benefit and compensation plans approved by the Board of Directors of Holdings or otherwise generally available to employees of Holdings and its Subsidiaries, (iii) payments under customary officers' and directors' indemnification arrangements or (iv) payments permitted under any of Sections 7.06(e) and 7.06(f) and transactions permitted under Section 7.03(b).

            7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits in any material respect the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof or (B) at the time any Subsidiary becomes a Subsidiary of Holdings, so long as such agreement was not entered into solely in

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contemplation of such Person becoming a Subsidiary of Holdings, (ii) of any
Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(b)(D)(x) or 7.02(b)(F) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or the assets of the Disqualified Subsidiary referred to in Section 7.02(b)(F); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

            7.10 Financial Covenants. (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any Measurement Period to be less than 2.50:1.00.

            (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of Holdings to be greater than 5.00:1.00.

            (c) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio at any time during any period of four fiscal quarters of Holdings to be (i) prior to the High Yield Issuance Date, greater than 4.0:1.0 and (ii) from and after the High Yield Issuance Date, greater than (x) prior to January 10, 2009, 3.00:1.00 and (y) from and after January 10, 2009, 2.50:1.00.

            (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any Measurement Period to be less than 1.20:1.00.

            7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

            7.12 Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Lenders.

            7.13 Accounting Changes. Make any change (i) in accounting policies or reporting practices, except as required or permitted by GAAP, or (ii) to its fiscal year.

            7.14 Prepayments, Etc., of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Indebtedness permitted to be incurred under Section
7.02 (to the extent that such Indebtedness is permitted to have any scheduled repayments or redemptions).

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            7.15 Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture.

            7.16 Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, which are, in any case, inconsistent with prior practice and not otherwise made in the ordinary course of business.

            7.17 Formation of Subsidiaries. Organize or invest in any new Subsidiary except as permitted under Section 7.03(c) or (k) or if such Subsidiary complies with the requirements of Section 6.12(a).

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

            8.01 Events of Default. Any of the following shall constitute an Event of Default:

            (a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within two Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

            (b) Specific Covenants. (i) Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of
      Section 6.01(c), 6.02 (other than Section 6.02(h)), 6.03, 6.05, 6.09,
      6.10, 6.11, 6.12, 6.18, 6.21, 6.22 or Article VII , (ii) Holdings fails to perform or observe any term, covenant or agreement contained in any of
      Section 6.01(a) or (b) and such failure continues for a period of fifteen
      (15) days after a Responsible Officer of Holdings has knowledge thereof,
      (iii) Holdings or the Borrower fails to perform or observe any term of
      Section 6.17 and such failure continues for a period of five (5) days after a Responsible Officer of Holdings has knowledge thereof or (iv) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Section 4 of the Guaranty; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of Holdings has knowledge thereof; or

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

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            (e) Cross-Default. (i) Any Loan Party or any of its Subsidiaries (A)
      fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but in all cases after expiration of the applicable grace period, if any) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee exceeding the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, but in all cases after expiration of the applicable grace period, if the effect of such default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or
      (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

            (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

            (h) Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate

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      amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order (except to the extent commencement of such enforcement proceedings is in violation of an applicable order staying enforcement), or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Affiliate of a Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

            (k) Change of Control. There occurs any Change of Control; or

            (l) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in a portion the Collateral purported to be covered thereby with a value in excess of $1,000,000, other than as a result of any action or failure to act on the part of the Collateral Agent.

            8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

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            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

            (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

            8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such ratably among them in proportion to the amounts described in this clause First payable to them;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III, ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under Secured Hedge Agreements, ratably among the Lenders, the L/C Issuer and the Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;

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            Fifth, to the Administrative Agent for the account of each L/C
      Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of outstanding Letters of Credit issued by such L/C Issuer;

            Sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

            Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of outstanding Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all outstanding Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

            9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

            (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender and potential Hedge Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

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            9.02 Rights as a Lender. The Person serving as the Administrative
Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

            9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any

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other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or an L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or an L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of

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the Lenders or the L/C Issuers under any of the Loan Documents, the retiring
Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

            Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Bank of America as L/C Issuer, (ii) Bank of America as L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to Bank of America as L/C Issuer to effectively assume the obligations of Bank of America as L/C Issuer with respect to such Letters of Credit issued by the Bank of America as L/C Issuer, and (iv) all references to "Bank of America" herein (other than in provisions that by their terms survive the termination of this Agreement) shall be deemed to refer to the bank which is the successor Administrative Agent or to the primary bank Affiliate of the successor Administrative Agent.

            9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Book Managers or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any

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of the other Loan Documents, except in its capacity, as applicable, as the
Administrative Agent, a Lender or the L/C Issuer hereunder.

            9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

            9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or

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      under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01 hereof;

            (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

            (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

            Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

                                   ARTICLE X
                                  MISCELLANEOUS

            10.01 Amendments, Etc. Subject to the provisions of Section 2.13(d), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

            (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

            (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest or fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Revolving Credit Facility hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

            (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only

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      the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

            (e) change (i) Section 2.12 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the provisions of Section 2.04(b) or 2.05(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (x) if such Facility is the Term B Facility, the Required Term B Lenders and (y) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

            (f) change any provision of this Section 10.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

            (g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

            (h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or

            (i) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of Commitments, Loans and other Credit Extensions: (i) the class consisting of the Revolving Credit Commitment combined on an aggregate basis, and (ii) the class consisting of the Term B Commitment, combined on an aggregate basis. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations shall be deemed to be held by such Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by an L/C Issuer; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to

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approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

            10.02 Notices and Other Communications; Facsimile Copies. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower, the Administrative Agent or any L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

            (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to
Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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            (c) Change of Address, Etc. Each of the Borrower, the Administrative
Agent and each L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer.

            (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, each L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices ) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

            10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer, the Administrative Agent or any Loan Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein (in the case of fees to syndicate members, on the terms set forth in the Arrangement Fee Letter), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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            (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the other Agents, the Joint Lead Arrangers, the Joint Book Managers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a single outside law firm for the Indemnitees (provided, that in the event a conflict is identified among the Indemnitees, one additional counsel may be selected on behalf of each Indemnitee subject to such conflict), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee arising out of, related to or in connection with any of the matters referred to in either of clause (i) or (ii) above or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or
(b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.

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The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through electronic telecommunications or other information transmission systems customarily used for transactions of this type or otherwise authorized by the Borrower in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages arise from the gross negligence or willful misconduct of such Indemnitee in the use of such electronic telecommunications or other information transmission systems.

            (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

            10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations

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hereunder without the prior written consent of the Administrative Agent and each
Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding any other provision of this Agreement, if at any time a Lender proposes to assign or otherwise transfer all or any portion of its rights hereunder to any Person that is not an Eligible Assignee by virtue of any of clauses (a), (b) or (c) of the definition of Eligible Assignee and is not a commercial bank, finance company, insurance company, financial institution or Fund (a "NON-FINANCIAL ENTITY"), then such Lender shall notify the Administrative Agent that such proposed assignee or transferee is a Non-Financial Entity. Prior to granting its approval to such proposed assignment or transfer, the Administrative Agent shall notify the Borrower of the identity of such Non-Financial Entity. No assignment shall be made to any Non-Financial Entity that is designated by the Borrower, within three Business Days after receipt by the Borrower of notification from the Administrative Agent pursuant to the immediately preceding sentence, as a direct or indirect competitor of Holdings or any Subsidiary of Holdings (any person so designated, a "DESIGNATED COMPETITOR").

            (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term B Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Revolving

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Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (A) no such fee shall be payable in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender and (B) in the case of contemporaneous assignments by a Lender to one or more Funds managed by the same investment advisor (which Funds are not then Lenders hereunder), only a single such $3,500 fee shall be payable for all such contemporaneous assignments and (v) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request and following the delivery to the Borrower of the original note issued to the assignor Lender, if any, the Borrower (at its expense) shall execute and deliver a replacement Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
Section 10.06(d).

            (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and each L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

            (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, any of the Borrower's Affiliates or Subsidiaries (other than an Affiliate that qualifies as an Eligible Assignee pursuant to the definition of "Eligible Assignee") or, subject to the last two sentences of this clause (d), a Non-Financial Entity) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's

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participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (c), (d), (g) or (h) of Section
10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Notwithstanding the foregoing, if at any time a Lender proposes to sell a participation to a Non-Financial Entity, then such Lender shall notify the Borrower of the identity of such proposed participant. No participation shall be sold to any Non-Financial Entity that is designated by the Borrower, within three Business Days after receipt by the Borrower of notification from the applicable Lender pursuant to the immediately preceding sentence, as a direct or indirect competitor of Holdings or any Subsidiary of Holdings.

            (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) and (f) as though it were a Lender.

            (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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            (h) Notwithstanding anything to the contrary contained herein, any
Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

            (i)Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to Section 10.06(b), Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

            10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as herein defined), except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be

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informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Laws or guidelines, requests or directed duties of, or agreements with, any Governmental Authority (whether or not having the force of law) or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); provided, that, unless specifically prohibited by applicable Law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) or subpoena for disclosure of any such non-public information prior to the disclosure of such information. In addition, the Administrative Agent, the L/C Issuer and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent, any L/C Issuer or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The agreements in this Section shall survive any assignment by a Lender, any sale of a participation by a Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in

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whatever currency) at any time held and other obligations (in whatever currency)
at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

            10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force

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and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

            10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.13 Replacement of Lenders. If (i) any Lender or any participant of such Lender requests compensation under Section 3.04, or (ii) if the Borrower is required to pay any additional amount to any Lender or any participant of such Lender or any Governmental Authority for the account of any Lender or any participant of such Lender pursuant to Section 3.01, or (iii) if any Lender is a Defaulting Lender, or (iv) if any amendment, waiver or consent hereunder requiring the consent of all Lenders or all Lenders directly affected thereby would be effective but for the failure of no more than two Lenders to consent thereto (each, a "NON-CONSENTING LENDER") or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

            (d) such assignment does not conflict with applicable Laws or guidelines, directed duties or requests of, or agreements with, any Governmental Authority (whether or not having the force of law); and

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

            (e) no more than two (2) Non-Consenting Lenders may be replaced in connection with any proposed amendment, waiver or consent.

            A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

            10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            10.16 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         CRICKET COMMUNICATIONS, INC.

                                         By: /s/ S. Douglas Hutcheson
                                         Name:  S. Douglas Hutcheson
                                         Title: Chief Financial Officer

                                         LEAP WIRELESS INTERNATIONAL, INC.

                                         By: /s/ S. Douglas Hutcheson
                                         Name:  S. Douglas Hutcheson
                                         Title: Chief Financial Officer

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent, L/C Issuer and a Lender

                                      By: /s/ Kip Davis
                                      Name:  Kipling E. Davis
                                      Title: Senior Vice President

                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      as a Lender

                                      By: /s/ W. W. Archer
                                      Name:  William W. Archer
                                      Title: Managing Director

                                      CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, as a Lender

                                      By: /s/ T Hall
                                      Name:  Thomas S. Hall
                                      Title: Vice President

                                      By: /s/ Doreen Barr
                                      Name:  Doreen Barr
                                      Title: Associate

                                      LENDER:
                                      ING Capital LLC

                                      By: /s/ Robert Moravec
                                      Name:  Robert Moravec
                                      Title: Vice President

                                      LENDER:
                                      KZH SOLEIL LLC

                                      By: /s/ Dorian Herrera
                                      Name:  Dorian Herrera
                                      Title: Authorized Agent

                                      LENDER:
                                      KZH SOLEIL-2 LLC

                                      By: /s/ Dorian Herrera
                                      Name:  Dorian Herrera
                                      Title: Authorized Agent

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                       Date:  ___________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

            Reference is made to that certain Credit Agreement, dated as of January 10, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Cricket Communications, Inc., a Delaware corporation (the "BORROWER"), Leap Wireless International, Inc., a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

            The undersigned hereby requests (select one):

            [ ] A Borrowing of Term B Loans

            [ ] A Borrowing of Revolving Credit Loans

            [ ] A conversion or continuation of Loans

                      1. On __________________________________ (a Business Day).

                      2. In the amount of $ ______________________________.

                      3. Comprised of ______________________________________.
                                            [Type of Loan to be borrowed or to
which Loans are to be converted]

                      4. For Eurodollar Rate Loans: with an Interest Period of _________ months.

            The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Credit Agreement. [Include only if Borrowing of Revolving Credit Loan is requested]

                                      CRICKET COMMUNICATIONS, INC.

                                      By: ____________________________
                                      Name: __________________________
                                      Title: _________________________

                          Form of Committed Loan Notice

                                                                     EXHIBIT C-1

                                FORM OF TERM NOTE

            FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to _____________________ or registered assigns which are permitted under the Agreement (as defined below) (the "LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount then outstanding of each Term B Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of January 10, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Borrower, Leap Wireless International, Inc., a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

            The Borrower promises to pay interest on the unpaid principal amount of each Term B Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

            This Term Note is one of the Term B Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall or may be declared, as the case may be, immediately due and payable all as provided in the Agreement. Term B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. The Lender hereby agrees, by its acceptance hereof, that before disposing of this Term Note or any part hereof it shall make a notation hereon of the date, amount and maturity of its Term B Loans, all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Term Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal or interest on this Term Note.

            The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

                                Form of Term Note

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      CRICKET COMMUNICATIONS, INC.

                                      By: ______________________________
                                      Name: ____________________________
                                      Title: ___________________________

                                Form of Term Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                           Amount of    Outstanding
                                End of   Principal or    Principal
          Type of   Amount of  Interest  Interest Paid  Balance This  Notation
Date     Loan Made  Loan Made   Period     This Date        Date      Made By
----     ---------  ---------  --------  -------------  ------------  --------
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________

                                Form of Term Note

                                                                     EXHIBIT C-2

                          FORM OF REVOLVING CREDIT NOTE

            FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to _____________________ or registered assigns which are permitted under the Agreement (as defined below) (the "LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount then outstanding of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of January 10, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Borrower, Leap Wireless International, Inc., a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

            This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall or may be declared, as the case may be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto. The Lender hereby agrees, by its acceptance hereof, that before disposing of this Revolving Credit Note or any part hereof it shall make a notation hereon of the date, amount and maturity of its Revolving Credit Loans, all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Revolving Credit Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal or interest on this Revolving Credit Note.

            The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

                          Form of Revolving Credit Note

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      CRICKET COMMUNICATIONS, INC.

                                      By: _________________________________
                                      Name: _______________________________
                                      Title: ______________________________

                          Form of Revolving Credit Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                           Amount of    Outstanding
                                End of    Principal or   Principal
          Type of   Amount of  Interest  Interest Paid  Balance This  Notation
Date     Loan Made  Loan Made   Period     This Date        Date      Made By
-------  ---------  ---------  --------  -------------  ------------  --------
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________
_______  _________  _________  ________  _____________  ____________  ________

                          Form of Revolving Credit Note

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                       Financial Statement Date:  ________, ____

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

            Reference is made to that certain Credit Agreement, dated as of January 10, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among Cricket Communications, Inc., a Delaware corporation, as the Borrower (the "Borrower"), Leap Wireless International, Inc., a Delaware corporation, as Holdings ("Holdings"), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

            The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the _________________________ of Holdings, and that, as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of Holdings, and that:

      [Use following paragraph 1 for fiscal year-end financial statements]

            1. Attached hereto as Schedule 1 are the audited consolidated financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for fiscal quarter-end financial statements]

            1. Attached hereto as Schedule 1 are the unaudited consolidated financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Holdings ended as of the above date. Such financial statements fairly present in all material respects the financial condition as at such date and the results of operations and cash flows for such period of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of disclosures in footnotes.

            2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

            3. A review of the activities of Holdings and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Holdings and its Subsidiaries performed and observed all their Obligations under the Loan Documents, and

                         Form of Compliance Certificate

                                  [select one:]

            [to the knowledge of the undersigned, (a) Holdings and its Subsidiaries, during such fiscal period, performed and observed each covenant and satisfied each condition of the Loan Documents applicable to it, and no (b) Default has occurred and is continuing.]

                                     --or--

            [to the knowledge of the undersigned, the following covenants or conditions have not been performed, observed or satisfied and the following is a list of each such Default and its nature and status:]

            4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________ __, ____.

                                      LEAP WIRELESS INTERNATIONAL, INC.

                                      By: ______________________________
                                      Name: ____________________________
                                      Title: ___________________________

                         Form of Compliance Certificate

                                   SCHEDULE 1
                          to the Compliance Certificate

    [Insert documents required by paragraph 1 of this Compliance Certificate]

                         Form of Compliance Certificate

        For the Quarter/Year ended ___________________ ("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.    Section 7.10 (a) - Consolidated Interest Coverage Ratio.

      A.    Consolidated EBITDA for the four consecutive fiscal quarters ending
            on the Statement Date ("Measurement Period"):                               $______

            1.    Consolidated Net Income for Measurement Period:                       $______

            2.    Consolidated Interest Charges for Measurement Period:                 $______

            3.    Provision for income taxes net of income tax credits for
                  Measurement Period:                                                   $______

            4.    Depreciation and Amortization expenses for Measurement Period:        $______

            5.    Non-cash impairment of assets (tangible and intangible) and
                  related non-cash charges for Measurement Period:                      $______

            6.    Non-cash charges and expenses related to stock-based
                  compensation awards made by Holdings and its Subsidiaries for
                  Measurement Period:                                                   $______

            7.    Net reorganization expenses and charges incurred on or prior to September 30, 2004 in connection with transactions
                  contemplated by the Plan of Reorganization for Measurement
                  Period (only to the extent not excluded from Consolidated
                  Net Income):                                                          $______

            8.    Net non-cash reorganization expenses and charges incurred
                  after September 30, 2004 for Measurement Period (only to the
                  extent not excluded from Consolidated Net Income):                    $______

            9.    Non-cash dividends or other distributions made with respect to
                  Qualified Preferred Stock for Measurement Period:                     $______

            10.   Non-recurring non-cash reductions of Consolidated Net Income
                  for Measurement Period:                                               $______

            11. Non-cash gains arising in relation to any FCC Licenses for Measurement Period:

                         Form of Compliance Certificate

            12.   Non-cash additions to Consolidated Net Income for Measurement
                  Period:                                                               $______

            13.   Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 +
                  9 +10 - 11 - 12, in each case, without duplication):                  $______

      B.    Consolidated Interest Charges paid in cash for Measurement Period:          $______

      C.    Consolidated Interest Coverage Ratio (Line I.A.13 / Line I.B):              ____ to 1

            Minimum required:                                                           2.50 to 1

II.   Section 7.10 (b) - Consolidated Leverage Ratio.

      A.    Consolidated Funded Indebtedness at Statement Date:                         $______

      B.    Consolidated EBITDA of Holdings and its Subsidiaries for Measurement
            Period (Line I.A.13 above):                                                 $______

      C.    Consolidated Leverage Ratio (Line II.A / Line II.B):                        ____ to 1

            Maximum permitted:                                                          5.00 to 1

III.  Section 7.10 (c) - Consolidated Senior Secured Leverage Ratio.

      A.    Senior secured Consolidated Funded Indebtedness at Statement Date:          $______

      B.    Consolidated EBITDA of Holdings and its Subsidiaries for Measurement
            Period (Line I.A.13 above):                                                 $______

      C.    Consolidated Senior Secured Leverage Ratio (Line III.A /
            Line III.B):                                                                ____ to 1

            Maximum permitted:

                                              Maximum
                                           Consolidated
                                          Senior Secured
      Four Fiscal Quarters Ending         Leverage Ratio
----------------------------------------  --------------
Prior to the High Yield Issuance             4.00: 1.
Date
From and after the High Yield                3.00: 1.
Issuance Date, prior to January 10, 2009

                         Form of Compliance Certificate

From and after the High Yield   2.50: 1.
Issuance Date, from and after
January 10, 2009

IV.   Section 7.10 (d) - Consolidated Fixed Charge Coverage Ratio

      A.    Consolidated EBITDA of Holdings and its Subsidiaries for Measurement
            Period (Line I.A.13 above):                                                 $______

      B.    Capital Expenditures of Holdings and its Subsidiaries (other than
            Capital Expenditures made in connection with acquisitions or acquisition-related build outs during the period until one year after commercial launch of the relevant project) for Measurement
            Period:                                                                     $______

      C.    Consolidated Interest Charges of Holdings and its Subsidiaries paid
            or required to be paid in cash for Measurement Period:                      $______

      D.    Aggregate amount of regularly scheduled principal payments or redemptions and all required prepayments, repurchases, redemptions or similar of outstanding debt for borrowed money, in each case of
            Holdings and its Subsidiaries (but excluding (A) any such payments to the extent refinanced through the incurrence of additional
            Indebtedness otherwise expressly permitted under Section 7.02 of the
            Agreement, (B) any of the principal payments in respect of the Term
            B Loans scheduled to be made during the last year prior to the
            Maturity Date and (C) principal payments in respect of vendor or FCC debt made during August 2004 in connection with the transactions
            contemplated by the Plan of Reorganization) for Measurement Period:         $______

      E.    Rentals payable in cash by Holdings and its Subsidiaries during such period under leases of real or personal, or mixed, property, to the
            extent not already deducted in calculating Consolidated Net Income:         $______

      F.    Income taxes paid in cash by Holdings and its Subsidiaries:                 $______

      G.    Cash Distributions of Holdings:                                             $______

      H.    Consolidated Fixed Charge Coverage Ratio ([Line IV.A - Line IV.B] /
            [Line IV.C + Line IV.D + Line IV.E + Line IV.F + Line IV.G]):               ___ to 1

            Minimum required:                                                           1.2 to 1

                         Form of Compliance Certificate

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

            This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

            For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:    ______________________________

2.    Assignee:    ______________________________
                   [and is an Affiliate/Approved
                   Fund of [identify Lender](1)]

3.    Borrower(s): ______________________________

4.    Administrative Agent: ______________________, as the administrative agent under the Credit Agreement
------------
(1)   Select as applicable.

5.    Credit Agreement: The Credit Agreement, dated as of January 10, 2005, among Cricket Communications, Inc, a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer

6.    Assigned Interest:

                             Aggregate
                             Amount of            Amount of                 Percentage
                         Commitment/Loans      Commitment/Loans            Assigned of
Facility Assigned        for all Lenders*         Assigned*             Commitment/Loans(2)         CUSIP Number
-----------------        ----------------      -----------------        -----------------           ------------
____________(3)          $________________     $________________         ______________%            ____________
____________             $________________     $________________         ______________%            ____________
____________             $________________     $________________         ______________%            ____________

[7.   Trade Date: __________________](4)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

            The terms set forth in this Assignment and Assumption are hereby agreed to:

                                             ASSIGNOR
                                             -----------------------------------
                                             [NAME OF ASSIGNOR]

                                             By: ______________________________
                                                         Title:

                                             ASSIGNEE
                                             -----------------------------------

                                             [NAME OF ASSIGNEE]

                                             By: ______________________________
                                                         Title:

Consented to and Accepted:

-----------------
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).

(4) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

BANK OF AMERICA, N.A., as
  Administrative Agent

By:   _________________________________
      Title:

[Consented to:]

CRICKET COMMUNICATIONS, INC.,
      as Borrower

By:   _________________________________
      Title:

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

            1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.